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                                                                    EXHIBIT 99.1
                                CONTRACT OF SALE

                                     BETWEEN

              DAI-ICHI LIFE INVESTMENT PROPERTIES, INC., AS SELLER

                                       and

                       SKYLINE HOLDINGS LLC, AS PURCHASER



                            AS OF FEBRUARY 6, 2001
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                                TABLE OF CONTENTS

                                                                            PAGE

1.   DEFINITIONS..............................................................1

2.   PURCHASE AND SALE.......................................................10

3.   INTENTIONALLY OMITTED...................................................12

4.   STATUS OF TITLE; TITLE INSURANCE AND SURVEY COSTS.......................12

5.   BROKERS AND ADVISORS....................................................14

6.   CUSTOMARY CLOSING ADJUSTMENTS...........................................14

7.   EFFECT OF CERTAIN LEASE EVENTS..........................................18

8.   OPERATION OF THE UNIT PRIOR TO CLOSING..................................20

8A.  TREATMENT OF CERTAIN MATTERS............................................22

9.   RECORDING CHARGES, TRANSFER AND CONVEYANCE TAXES; WITHHOLDING;
     INTERNAL REVENUE SERVICE REPORTING REQUIREMENTS.........................27

10.  CLOSING DATE DELIVERIES.................................................28

11.  REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS.........................32

12.  CONDITIONS PRECEDENT TO CLOSING.........................................39

13.  CLOSING DATE............................................................41

14.  VIOLATIONS..............................................................41

15.  NOTICES.................................................................43

16.  CASUALTY................................................................44

17.  CONDEMNATION............................................................44

18.  REMEDIES................................................................45

19.  INDEMNITIES.............................................................46

20.  ASSIGNMENT AND RECORDING................................................47

21.  PROPERTY INFORMATION AND CONFIDENTIALITY................................47

22.  ERISA...................................................................48

23.  SURVIVAL................................................................48

24.  ESCROW..................................................................49

25.  MISCELLANEOUS PROVISIONS................................................50

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                                    EXHIBITS

EXHIBIT                  DESCRIPTION

A                        Legal Description of Land

B                        Legal Description of Citigroup Center Office Unit One

C                        Approved New Leases

D                        Form of Lighting Easement

E                        Form of Limited Common Area License Agreement

F                        Intentionally Omitted

G                        Intentionally Omitted

H                        Intentionally Omitted

I                        Form of Unit One Citibank Lease Amendment

J                        Intentionally Omitted

K                        Intentionally Omitted

L                        Form of Unit Deed

M                        Form of Bill of Sale

N                        Form of FIRPTA Affidavit

O                        Form of Resignation from Board of Managers

P                        Form of Notice to Tenants

Q                        Intentionally Omitted

R                        Form of Assignment and Assumption of Leases

S                        Form of Assignment and Assumption of Construction
                         Contracts

T                        Form of Assignment and Assumption of Contracts

U                        Requested Estoppel Forms

V                        Requested SNDA Forms

                                       ii
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EXHIBIT                  DESCRIPTION

W                        Standard Tenant Estoppel

X                        Form of Unit One Citibank Estoppel

Y                        Form of Master Assignment and Assumption Agreement

Z                        Form of Seller's Certificate

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                                    SCHEDULES

SCHEDULES                DESCRIPTION

1(a)                     Budgeted Repairs

1(b)                     Intentionally Omitted

1(c)                     Intentionally Omitted

1(d)                     Intentionally Omitted

4(a)                     Permitted Encumbrances

6(f)(i)                  Allocation of Leasing Commissions

6(f)(ii)                 Allocation of Tenant Allowances

6(f)(iii)                Allocation of Budgeted Repairs

8A(a)(6)                 Seller's Right to Collect Receivables

10(a)(iii)               Assigned Litigation Interests

11(a)(iii)               Existing Litigation

11(a)(iv)                Condemnation Proceedings

11(a)(ix)                Protest Proceedings

11(a)(x)(1)              Existing Leases

11(a)(x)(2)              Contracts

11(a)(xi)                Rent Roll, Past Due Rents, Security Deposits and Tenant
                         Defense Notices

11(a)(xiv)               Prepaid Rent

11(a)(xv)                Insurance Policies

11(a)(xviii)(1)          Notices of Non-Compliance

11(a)(xviii)(2)          Zoning Agreements

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         THIS AGREEMENT (this "AGREEMENT") made as of the 6th day of February,
2001 between DAI-ICHI LIFE INVESTMENT PROPERTIES, INC., a Delaware corporation, having an office at 399 Park Avenue, 24th Floor, New York, New York 10022 ("SELLER") and SKYLINE HOLDINGS LLC, a Delaware limited liability company, having an office at c/o Allied Partners Inc., 770 Lexington Avenue, New York, New York 10021, Attention Eric D. Hadar ("PURCHASER").

                              W I T N E S S E T H :

         WHEREAS, the premises described in EXHIBIT A, together with the improvements erected thereon (collectively, "CITIGROUP CENTER") are subject to condominium form of ownership pursuant to the terms of that certain Amended and Restated Declaration of Condominium dated as of August 22, 2000 (the "CONDOMINIUM DECLARATION");

         WHEREAS, Seller, Citibank, N.A., and St. Peter's Lutheran Church of Manhattan (the "CHURCH") are the owners of the fee title interest in and to the condominium units in the Citigroup Center created pursuant to the Condominium Declaration;

         WHEREAS, Seller is the fee owner of the premises described in EXHIBIT B, together with the improvements erected thereon and referred to as "CITIGROUP CENTER OFFICE UNIT ONE" in the Condominium Declaration (the "UNIT");

         WHEREAS, Seller has agreed to sell to Purchaser the Unit and Purchaser has agreed to acquire the same;

         WHEREAS, it is the intent of the parties that such sale and purchase will occur simultaneously with an assignment by Seller to Purchaser's Affiliate of all of Seller's right title and interest, as purchaser, in and to that certain Contract of Sale (the "UNIT TWO CONTRACT") between Citibank, N.A., as Seller, and Dai-ichi Life Investment Properties, Inc., as Purchaser, for Citigroup Center Office Unit Two ("UNIT TWO"); and

         WHEREAS, the parties hereto are desirous of setting forth their respective rights and obligations with respect to the transactions contemplated by this Agreement,

         NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Agreement by this reference, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, it is agreed as follows:

         1. DEFINITIONS. (a) As used herein, the following terms shall have the following respective meanings:

     AAA: The term "AAA" shall mean the American Arbitration Association in New York City or its successor.
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     AGREEMENT: The term "Agreement" is defined in the Preamble.

     APPORTIONMENT DATE: The term "Apportionment Date" shall mean Eleven Fifty-Nine P.M. (11:59 P.M.) on the day immediately preceding the Closing Date.

     APPROVED ESTOPPEL: The term "Approved Estoppel" shall mean with respect to any tenant of space in the Building, a tenant estoppel certificate dated not more than ninety (90) days prior to the Closing Date, that (i) contains the information and language in such tenant's Specific Estoppel, or if none, in the Standard Estoppel, irrespective of the information requested by, and/or language in, the Requested Estoppel Form forwarded to such tenant; (ii) contains no materially adverse factual deviations (from the Purchaser's point of view) from those matters set forth in such tenant's Requested Estoppel Form (to the extent such factual information is required by that tenant's Specific Estoppel or the Standard Estoppel, as appropriate) and (iii) is otherwise consistent with (y) Seller's representations and warranties in SECTION 11(a), and (z) the information contained in the due diligence materials made available to Purchaser and/or its advisors, agents or contractors. Without limitation of the foregoing, any tenant may make changes to its Requested Estoppel Form to better conform it to its Specified Form or the Standard Form, as appropriate, including, for example, by deleting language regarding successors and assigns.

     APPROVED NEW LEASE: The term "Approved New Lease" shall mean any new Lease
     (i) the terms of which have been approved by Seller as of the date hereof, but which Lease has not been executed and delivered as of the date hereof and (ii) identified on EXHIBIT C. EXHIBIT C also contains a description of the anticipated major economic terms of each Approved New Lease.

     APPROVED SNDA: The term "Approved SNDA" shall mean, with respect to a subordination, non-disturbance and attornment agreement to be executed by any tenant, a subordination, non-disturbance and attornment agreement that contains the matters required to be furnished by such tenant pursuant to its Lease, and if a form of such an agreement is attached to such Lease, in substantially the form of such attached form; PROVIDED, HOWEVER, that in the case of any subordination, non-disturbance and attornment agreement executed by (i) O'Melveny & Myers LLP or by (ii) Jones Lang LaSalle Management Services, Inc., such document shall state in effect that if Purchaser's lender or its successor becomes the landlord under such tenant's lease, such lender or its successor will not then be bound by any amendment or modification of such lease made without the consent of such lender or its successor.

     ASSIGNMENT AND ASSUMPTION AGREEMENTS: The term "Assignment and Assumption Agreements" shall mean, collectively, the assignment and assumption agreements identified in CLAUSES (vi) - (viii of SECTION 10(c), together with the Master Assignment and Assumption Agreement.

     BILL OF SALE: The term "Bill of Sale" is defined in SECTION 10(a)(ii).

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     BOARD OF MANAGERS: The term "Board of Managers" shall mean the Board of
     Managers of The Citigroup Center Condominium.

     BREACH CLAIM: The term "Breach Claim: is defined in SECTION 25(f)(i).

     BUDGETED REPAIRS: The term "Budgeted Repairs" shall mean those material Capital Expenditures consisting of the repairs, replacements, and improvements to the Unit or the Common Elements described in SCHEDULE 1(a), either currently in progress or that are anticipated as of the date hereof to be incurred by Seller over the normal course of operation of the Unit during the next three (3) calendar years.

     BUILDING: The term "Building" shall mean the Unit and Unit Two collectively.

     CAPITAL EXPENDITURES: The term "Capital Expenditures" shall mean (i) the costs and expenses incurred by Seller relating to base building capital improvements for the Unit generally but excluding costs and expenses for Tenant Allowances in connection with the leasing of space in the Unit for a particular tenant and (ii) Seller's share of the costs and expenses incurred by the Board of Managers relating to capital improvements for the Common Elements.

     CHURCH: The term "Church" is defined in the second WHEREAS clause.

     CITIBANK SNDA: The term "Citibank SNDA" is defined in SECTION 10(b)(v).

     CITIGROUP CENTER: The term "Citigroup Center" is defined in the first WHEREAS clause.

     CITY TRANSFER TAX: The term "City Transfer Tax" is defined in SECTION 9(b)(i).

     CLOSING: The term "Closing" shall mean the consummation of the sale and purchase described in this Agreement.

     CLOSING DATE: The term "Closing Date" shall mean the date upon which the Closing shall occur, which date shall in no event or under any circumstance be later than March 14, 2001, TIME BEING OF THE ESSENCE with respect to such Closing Date except as expressly provided in SECTION 13 strictly in accordance with the terms thereof.

     CODE: The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

     COMMON ELEMENTS: The term "Common Elements" shall have the meaning given to such term in the Condominium Declaration, which term shall be deemed to include, for all purposes of this Agreement, Seller's right, title and interest in and to any "Limited Common Elements" appurtenant to, or used in connection with, the Unit.

     CONDOMINIUM: The term "Condominium" shall mean the property submitted to condominium ownership pursuant to the Condominium Declaration.

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     CONDOMINIUM DECLARATION: The term "Condominium Declaration" is defined in the first WHEREAS clause.

     CONFIDENTIALITY AGREEMENT: The term "Confidentiality Agreement" shall mean, collectively, (i) that certain Confidentiality Agreement dated December 18, 2000 by Allied Partners, Inc., (ii) that certain Confidentiality Agreement dated December 20, 2000 by Purchaser's Mortgage Broker, and (iii) all related confidentiality agreements signed at any time by any Person affiliated with Seller or otherwise acting as a "Requestor Party" as such term is defined in the documents referred to in CLAUSE (i) and CLAUSE (ii).

     CONFIDENTIAL PARTY: The term "Confidential Party" is defined in SECTION 21(a).

     CONTRACTS: The term "Contracts" shall mean the service, supply, management, leasing, franchise, maintenance, security and all other agreements or contracts entered into in connection with the operation, leasing, maintenance and repair of the Unit by or on behalf of Seller including (i) the construction contracts and other agreements with respect to work that is normally capitalized instead of expensed in accordance with generally accepted accounting principles consistently applied, which is being performed or to be performed at the Unit (collectively, the "CONSTRUCTION CONTRACTS"), (ii) any leases of any of the personal property included in this transaction, (iii) any contracts pertaining to displays of artwork or similar matters, (iv) any contracts with The City of New York or any other municipal, governmental or quasi-governmental entity or agency relating to the Unit or its use, operation, leasing, maintenance or repair, and (v) an undivided interest attributable to Seller's interest in all Contracts entered into by the Board of Managers.

     CONTRACTUAL RIGHT LEASE EVENT: The term "Contractual Right Lease Event" shall mean a Lease Event that occurs as the result of a tenant under an Existing Lease exercising a contractual right thereunder (including entering into any sublease, assignment, expansion, renewal or any other matter with respect to which the tenant may seek the landlord's consent and which is contemplated by such Existing Lease).

     CUSTOMARY ADJUSTMENT: The term "Customary Adjustment" shall mean the adjustment of income and expenses with respect to the Unit as set forth in
     SECTION 6 and calculated as of the Apportionment Date.

     DEPOSIT: The term "Deposit" is defined in SECTION 2(b).

     ESCROW AGENT: The term "Escrow Agent" is defined in SECTION 2(b).

     EXCLUDED DECISIONS: The term "Excluded Decisions" shall mean, with respect to the Unit during the Interim Period, all non-discretionary, day-to-day administrative decisions made in the ordinary course of business or, subject to the provisions of SECTION 8(a)(i), decisions to take such actions (i) as may be reasonably necessary to comply with the terms of any Lease (including decisions relating to the granting or withholding of a consent right with respect to a material matter under any Lease as to which the landlord is required to be "reasonable" or is required "not to unreasonably withhold" consent), (ii) as may be necessary to protect or preserve life, health and safety of persons and/or

                                       4
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     property, (iii) as may be reasonably necessary to insulate Seller from material liability to any third party, and (iv) as may be reasonably necessary for Seller to comply with its obligations under the Condominium Declaration.

     EXISTING LEASES: The term "Existing Leases" shall mean those Leases set forth on SCHEDULE 11(a)(x)(1).

     EXPEDITED ARBITRATION: The term "Expedited Arbitration" is defined in
     SECTION 25(f)(i).

     FAILING PARTY: The term "Failing Party" is defined in SECTION 25(f)(ii).

     FIRPTA AFFIDAVIT: The term "FIRPTA Affidavit" is defined in SECTION 10(a)(vii).

     INITIAL MINIMUM NET WORTH: The term "Initial Minimum Net Worth" is defined in SECTION 11(e).

     INTERIM PERIOD: The term "Interim Period" shall mean the period commencing upon the execution and delivery of this Agreement and ending at 11:59 p.m. of the day immediately preceding the Closing Date.

     INVOLUNTARY LEASE EVENT: The term "Involuntary Lease Event" shall mean a Lease Event that occurs as the result of a unilateral action or inaction on the part of a tenant under an Existing Lease in violation of such Existing Lease (E.G., bankruptcy of tenant, vacation of space prior to scheduled lease expiration or non-payment of rent).

     JLL: The term "JLL" is defined in SECTION 5(a).

     LAWS: The term "Laws" is defined in SECTION 14(a).

     LEASE EVENT: The term "Lease Event" shall mean the modification, amendment termination, cancellation, surrender or assignment of an Existing Lease (or the sublease of the premises demised thereunder or any portion thereof) during the Interim Period or the occurrence of an event during the Interim Period that has the effect of modifying, terminating, canceling or resulting in the surrender of, an Existing Lease.

     LEASES: The term "Leases" shall mean all space leases, licenses, occupancy or other agreements to which Seller is a party, granting any rights of use, occupancy or possession in or to the Unit or any portion thereof, and shall include all guaranties of such agreements, as all of the same may have been amended.

     LEASING COMMISSIONS: The term "Leasing Commissions" shall mean the cost of all leasing commissions, referral fees and legal fees incurred by the landlord of the Unit in connection with the leasing of space in the Unit.

     LETTER OF CREDIT: The term "Letter of Credit" is defined in SECTION 2(b).

                                       5
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     LIGHTING EASEMENT: The term "Lighting Easement" shall mean that certain
     Grant of Easement between the board of managers of The 399 Park Avenue Condominium, as grantor, and the Board of Managers, as grantee, in the form of EXHIBIT D.

     LIMITED COMMON AREA LICENSE AGREEMENT: The term "Limited Common Area License Agreement" shall mean that certain Limited Common Elements License Agreement between the Board of Managers, Purchaser and Seller in the form of EXHIBIT E.

     MAJOR CASUALTY: The term "Major Casualty" is defined in SECTION 16.

     MAJOR CONDEMNATION: The term "Major Condemnation" is defined in SECTION 17.

     MAJOR TENANT ESTOPPELS: The term "Major Tenant Estoppels" is defined in
     SECTION 25(k).

     MANDATORY ESTOPPEL CONDITION: The term "Mandatory Estoppel Condition" shall mean Approved Estoppels from tenants of the Building whose demised premises collectively comprise 75% of the net rentable area of the Building, inclusive of the Major Tenant Estoppels.

     MANDATORY TENANT COVERAGE CONDITION: The term "Mandatory Tenant Coverage Condition" is defined in SECTION 25(k)(ii).

     MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT: The term "Master Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement by which Seller assigns and Purchaser assumes all of Seller's obligations under the Master License Agreement, the Master Side Letter and the Systems Agreement.

     MASTER LICENSE AGREEMENT: The term "Master License Agreement" shall mean that certain License Agreement dated as of November 22, 2000, between the Board of Managers and Seller.

     MASTER SIDE LETTER: The term "Master Side Letter" shall mean that certain letter agreement dated as of November 22, 2000, between Seller and Citibank, N.A.

     MINIMUM NET WORTH: The term "Minimum Net Worth" is defined in SECTION
     11(e).

     NET REFUND: The term "Net Refund" is defined in SECTION 8A(b)(2).

     NET WORTH RETENTION PERIOD: The term "Net Worth Retention Period" is defined in SECTION 11(e).

     OUTSIDE CLOSING DATE: The term "Outside Closing Date" is defined in SECTION 13(a).

     PERMITTED ENCUMBRANCES: The term "Permitted Encumbrances" is defined in
     SECTION 4(a).

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     PERSON: The term "Person" shall mean a natural person, firm, corporation, partnership, limited liability corporation, limited liability partnership, joint venture, trust (including any beneficiary thereof), association, unincorporated association or other form of business or legal entity, as the case may be.

     PROPERTY INFORMATION: The term "Property Information" is defined in SECTION 21(d).

     PROTEST PROCEEDINGS: The term "Protest Proceedings" is defined in SECTION 8A(b)(1).

     PURCHASE PRICE: The term "Purchase Price" shall be Five Hundred Twenty Million Dollars ($520,000,000.00), as the same may be adjusted in accordance with Customary Adjustments set forth in SECTION 6, and the adjustments set forth in SECTION 7 and SECTION 8A, respectively, as applicable.

     PURCHASER: The term "Purchaser" shall mean the Person so named in the Preamble of this Agreement, it being expressly understood and agreed that such named Person shall at all times remain liable for the obligations of the purchaser under this Agreement and shall at no time be released therefrom, irrespective of any assignment or other designation.

     PURCHASER CONSENT ACTION: The term "Purchaser Consent Action" shall mean, with respect to the Unit during the Interim Period, all decisions (other than Excluded Decisions) relating to Existing Leases, all decisions relating to new Leases, all decisions relating to Lease amendments, Lease renewals, Lease surrender agreements, Contracts, Capital Expenditures, capital repairs, casualties, condemnation proceedings and settlement of Protest Proceedings or any other litigation with respect to the Unit, and all decisions by or on behalf of Seller relating to the use, operation, leasing, maintenance and repair of the Common Elements.

     PURCHASER INDEMNIFIED PARTIES: The term "Purchaser Indemnified Parties" shall mean Purchaser and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate of Purchaser (other than Purchaser's Affiliate), or any officer, director, employee, trustee, shareholder, partner or principal of any such shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate or any advisor or consultant of any of the foregoing.

     PURCHASER'S AFFILIATE: The term "Purchaser's Affiliate" shall mean Skyline Holdings II LLC, a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

     PURCHASER'S MORTGAGE BROKER: The term "Purchaser's Mortgage Broker" is defined in SECTION 5(a).

     RECEIVABLES: The term "Receivables" shall mean all rental payments, expense reimbursements and other monetary obligations of any kind due and owing or to become due and owing to Seller for the period prior to and including the Apportionment Date under (i) the Leases (including expired or terminated Leases) and (ii) all space leases, licenses, occupancy or other agreements granting any rights of use, occupancy or

                                       7
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     possession in or to the Common Elements or any portion thereof, and shall include all guaranties of such agreements, as all of the same may have been amended.

     REPRESENTATIVES: The term "Representatives" shall mean, with respect to any Person, such Person's agents or representatives, including its directors, officers, employees, affiliates, partners, agents, contractors, engineers, attorneys, accountants, consultants, brokers or financial advisors.

     REQUESTED ESTOPPEL FORMS: The term "Requested Estoppel Forms" shall mean collectively, the forms of proposed tenant estoppel certificates for each tenant of the Building annexed hereto as EXHIBIT U.

     REQUESTED SNDA FORMS: The term "Requested SNDA Forms" shall mean collectively, the forms of proposed subordination, non-disturbance and attornment agreements for (i) Citibank, N.A. with respect to its lease of space in Unit Two; (ii) Citibank, N.A., with respect to its lease of space in the Unit; (iii) Jones Lang LaSalle Management Services, Inc.; and (iv) O'Melveny & Myers LLP, respectively annexed hereto as EXHIBIT V.

     SELLER: The term "Seller" is defined in the Preamble.

     SELLER INDEMNIFIED PARTIES: The term "Seller Indemnified Parties" shall mean Seller and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate or any advisor or consultant of any of the foregoing.

     SELLER'S CERTIFICATE: The term "Seller's Certificate" shall mean a certificate in the form of EXHIBIT Z with respect to any lease of space in the Building.

     SELLER'S KNOWLEDGE: The term "Seller's Knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied or constructive) knowledge of Hitoshi Yamauchi without such individual having any obligation to make an independent inquiry or investigation.

     SPECIFIC ESTOPPEL: The term "Specific Estoppel" shall mean, with respect to any tenant's lease, the form of estoppel certificate annexed to such lease or, as appropriate, the form and/or content of any estoppel certificate required to be given by such tenant in accordance with such tenant's lease.

     STANDARD TENANT ESTOPPEL: The term "Standard Tenant Estoppel" shall mean an estoppel certificate in the form of EXHIBIT W.

     STATE TRANSFER TAX: The term "State Transfer Tax" is defined in SECTION 9(b)(i).

     SURVIVAL PERIOD: The term "Survival Period" is defined in SECTION 11(d).

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     SURVIVAL TERMINATION DATE: The term "Survival Termination Date" is defined in SECTION 23.

     SURVIVING REPRESENTATIONS: The term "Surviving Representations" is defined in SECTION 11(e).

     SYSTEMS AGREEMENT: The term "Systems Agreement" shall mean that certain Systems Agreement dated as of November 22, 2000, among Seller, Purchaser, the Board of Managers and the board of managers of The 399 Park Avenue Condominium.

     TENANT ALLOWANCES: The term "Tenant Allowances" shall mean all tenant improvement expenses (including all hard and soft construction costs, whether payable to the contractor or to the tenant), tenant allowances, moving expenses and other out-of-pocket costs incurred by the landlord of the Unit in connection with the leasing of space in the Unit.

     TITLE EXCEPTIONS: The term "Title Exceptions" shall mean any lien, encumbrance, security interest, charge, reservation, lease, tenancy, easement, right-of-way, encroachment, restrictive covenant, condition or limitation affecting the Unit taken as an exception to the title policy issued or to be issued by the Title Insurer.

     TITLE INSURER: The term "Title Insurer" shall mean any reputable title insurer (or title insurers in the case of co-insurance) licensed to do business by the State of New York, as specified by Purchaser, acting in its reasonable discretion, by written notice to Seller given not less than thirty-five (35) days prior to the Closing.

     TRANSFER TAX FORMS: The term "Transfer Tax Forms" is defined in SECTION 10(c).

     UNANTICIPATED CAPITAL EXPENDITURES: The term "Unanticipated Capital Expenditures" shall mean those Capital Expenditures incurred with respect to the Unit during the Interim Period that are (i) not the cost of performing Budgeted Repairs, (ii) unknown and unanticipated on the date hereof, and (iii) not covered by insurance required to be maintained by Seller in accordance with the terms of this Agreement.

     UNANTICIPATED CAPITAL IMPROVEMENTS: The term "Unanticipated Capital Improvements" shall mean those capital improvements the cost of which is properly categorized as an Unanticipated Capital Expenditure.

     UNIT: The term "Unit" is defined in the third WHEREAS clause.

     UNIT DEED: The term "Unit Deed" is defined in SECTION 10(a)(i).

     UNIT ONE CITIBANK LEASE: The term "Unit One Citibank Lease" shall mean that certain Office Space Lease dated August 19, 1994 between Dai-ichi Life (U.S.A.) Inc. (predecessor-in-interest to Purchaser), as landlord, and Seller, as tenant, with respect to floors 23-25 in the Unit, as amended by the Unit One Citibank Lease Amendment.

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

     UNIT ONE CITIBANK LEASE AMENDMENT: The term "Unit One Citibank Lease Amendment" shall mean that certain First Lease Amendment in the form of
     EXHIBIT I.

     UNIT TWO: The term "Unit Two" is defined in the fifth WHEREAS clause of this Agreement.

     UNIT TWO CONTRACT: The term "Unit Two Contract" is defined in the fifth WHEREAS clause of this Agreement.

     UNIT TWO CONTRACT ASSIGNMENT AND ASSUMPTION AGREEMENT: The term "Unit Two Contract Assignment and Assumption Agreement" is defined in SECTION 2(d).

     VOLUNTARY LEASE EVENT: The term "Voluntary Lease Event" shall mean a Lease Event that is not a sublease, assignment, termination, exercise of an expansion or renewal option or other matter specifically provided for and contemplated by an Existing Lease and that is approved by Purchaser as a Purchaser Consent Action.

         (b) All exhibits and schedules attached to this Agreement are incorporated herein and by this reference made a part hereof. References to "Exhibits" or "Schedules" shall be to Exhibits and Schedules attached to this Agreement except where the context requires otherwise.

         (c) References to "Articles," "Sections," "Subsections," and "clauses" shall be to Articles, Sections, Subsections and clauses, respectively, of this Agreement unless otherwise specifically provided. The Table of Contents, captions, headings and titles of this Agreement are solely for convenience of reference and shall not affect its interpretation. The terms "hereto", "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement generally, rather than to the Article, Section or Subsection in which such terms are used, unless otherwise specifically provided. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plurals of such nouns or pronouns and pronouns of one gender shall be deemed to include the equivalent pronouns of the other gender. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document. It shall be construed neither for nor against Seller or Purchaser, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties. References to agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of this Lease. References to Citigroup Center, the Common Elements, the Limited Common Elements, the Unit and similar references (including references to any item included within any of the foregoing terms) shall be construed as if such references were followed by the words "or any part thereof or interest therein", except where the context requires otherwise. The term "including" shall mean "including, but not limited to," except where the context requires otherwise.

         2.  PURCHASE AND SALE.

         (a) Subject to the terms and provisions set forth in this Agreement, on the Closing Date: (i) Seller shall transfer, assign and convey the Unit to Purchaser, and (ii) Purchaser shall pay the Purchase Price in cash, as described in SECTIONS 2(b) and 2(c).

         (b) Upon the date hereof, and as a condition precedent to the effectiveness of this Agreement, Purchaser shall deposit (the "DEPOSIT") Thirty-Six Million Two Hundred Fifty Thousand Dollars ($36,250,000.00) in the form of an unconditional, irrevocable letter of credit issued by a financial institution reasonably satisfactory to Seller, meeting the requirements of
SECTION 24, and otherwise in form and substance reasonably satisfactory to Seller (such letter of credit together with any amendments, modifications, extensions, renewals or replacements thereof, the "LETTER OF CREDIT"), with O'Melveny & Myers LLP, as escrow agent (in such capacity, the "ESCROW AGENT"). The Deposit shall be non-refundable except as herein provided and shall be held and delivered by Escrow Agent in accordance with the provisions of SECTION 24.

         (c) Upon the Closing, Purchaser shall pay to Seller (i) the Purchase Price (it being understood that the Letter of Credit, if not theretofore converted to cash, shall be returned by Escrow Agent to Purchaser at the Closing without any credit against the Purchase Price), PLUS (ii) any other amounts required to be paid by Purchaser at the Closing. All amounts to be paid by Purchaser to Seller shall be paid in U.S. dollars by wire transfer of immediately available funds to an account or accounts designated by Seller no later than 11 a.m. Eastern Time on the Closing Date.

         (d) Simultaneously with the execution of this Agreement, Seller and Purchaser's Affiliate have entered into a certain "Agreement to Enter Into Assignment and Assumption of Unit Two Contract of Sale" whereby Seller agrees to assign and Purchaser's Affiliate agrees to assume Seller's obligations under the Unit Two Contract pursuant to a certain "UNIT TWO CONTRACT ASSIGNMENT AND ASSUMPTION AGREEMENT". It is the intention of the parties hereto that the transactions contemplated in this Agreement and in the Unit Two Contract Assignment and Assumption Agreement close simultaneously; PROVIDED THAT the failure of Purchaser's Affiliate to perform thereunder shall not excuse Purchaser's performance hereunder, unless the failure of Purchaser's Affiliate is directly and solely caused by (i) the default of either Seller, as assignor pursuant to the terms of the Unit Two Contract Assignment and Assumption Agreement or (ii) the default by seller under the Unit Two Contract pursuant to the terms of the Unit Two Contract or its failure to convey title as set forth in such contract.

         (e) Included in the sale of the Unit is all of the right, title and interest of Seller in and to the following:

                  (i)     an undivided interest in the Common Elements;

                  (ii) all easements, covenants, servitudes and other rights and interests now belonging or appertaining to, or comprising a part of, the Unit, and all right, title and interest of Seller in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or behind or otherwise adjoining the Unit and to the center line thereof;

                  (iii) the buildings, structures, fixtures and other improvements, and the furniture, equipment, supplies, tools, machinery, security systems, computer software (to the extent permitted by applicable licenses and registrations and to the extent such software is not used for the joint operation of the Condominium with 399 Park Avenue) and other personal property (excluding items owned, or leased from leasing companies, by any tenants or any property manager and also excluding the lobby building directory) that are now located on or attached to the Unit, and any leases under which any of the same may be under lease to Seller for use at the Unit (to the extent the same are assignable);

                  (iv) to the extent they may be transferred under applicable law, all licenses, permits, approvals and authorizations required for the use and operation of all or any part of the Unit;

                  (v) the assignable Contracts (other than those terminated in accordance with SECTION 11(a)(x));

                  (vi) to the extent they may be transferred, warranties covering any portion of the Unit or any of the other property included in the transaction contemplated by this Agreement;

                  (vii) the Leases, together with all security deposits paid under the Leases, subject to the limitations set forth in SECTION 5(c);

                  (viii) all existing surveys, operation surveys, management reports, equipment operation standards, blueprints, drawings, plans and specifications (including structural, HVAC, mechanical and plumbing plans and specifications) pertaining to the Unit or the Condominium in the possession or control of Seller;

                  (ix) all available tenant lists, lease files, correspondence, documents, booklets, manuals and promotional and advertising materials concerning the Unit or used in connection with the operation of the Unit or the Condominium, or any part thereof, to the extent any of the foregoing are located at the Unit (or any of Seller's offices) or any property manager's office or otherwise in Seller's actual possession, and shall specifically exclude any internal books and records of Seller (except to the extent relating to the operation of the Unit) maintained at any of Seller's offices, internal and external appraisals of the Unit and any other privileged or proprietary information not otherwise in the possession of Seller; and

                  (x) all other intangible personal property owned by Seller or in which Seller otherwise has an interest and used solely in connection with or arising solely in connection with the business conducted on or from the Unit or any part thereof, including, if available, telephone exchange numbers, specifically excluding, however, any names or marks of Seller or any affiliates of Seller.

Seller shall deliver or cause to be delivered to Purchaser at the Closing such deeds, bills of sale, assignments or other transfer documents necessary to transfer Seller's interest in and to all of the foregoing property to Purchaser consistent with the terms of this Agreement.

         (f) Seller and Purchaser acknowledge and agree that the value of the personal property that is included in the transaction contemplated by this Agreement is DE MINIMIS and no part of the Purchase Price is allocable thereto.

         3.  INTENTIONALLY OMITTED.

         4.  STATUS OF TITLE; TITLE INSURANCE AND SURVEY COSTS.

         (a) The Unit shall be conveyed to Purchaser, subject only to (i) the standard exceptions and provisions contained in the form of 1992 ALTA owner's title insurance policy employed by the Title Insurer, (ii) those matters set forth on SCHEDULE 4(a), (iii) any Title Exceptions that are created, allowed or suffered to exist by the Board of Managers (subject to the provisions of the second sentence of SECTION 4(b)), and (iv) any Title Exceptions that are approved or waived by Purchaser in writing (collectively, the "PERMITTED ENCUMBRANCES"). Mechanics liens and other liens or encumbrances related to proposed or actual work with respect to the Unit on behalf of Seller or the Board of Managers (as opposed to any tenant or occupant in its capacity as such) shall not constitute Permitted Encumbrances. Seller shall use its good faith commercially reasonable efforts to cause all open building permits with respect to the Unit (other than those that are the responsibility of any tenant or other occupant of the Unit) to be closed out on or before the Closing Date. Notwithstanding the foregoing, if such permits (other than those that are the responsibility of any tenant or occupant of the Unit) have not been closed out on or before the Closing Date, Seller shall deliver an undertaking to Purchaser at Closing to cause such open building permits to be closed out.

         (b) Seller shall not create or allow or suffer to exist any Title Exception with respect to the Unit that is not a Permitted Encumbrance without the consent of Purchaser. During the period prior to the Closing, Seller shall
(i) cause its representatives to the Board of Managers to approve Title Exceptions affecting either the Unit or Unit Two only after obtaining the prior consent of Purchaser, and (ii) use good faith reasonable efforts to cause Citibank, N.A. to satisfy its obligations as seller with respect to the creation, allowance or sufferance of title exceptions that may adversely affect Unit Two pursuant to Section 4(b) of the Unit Two Contract. If on the Closing Date, there are any Title Exceptions that are not Permitted Encumbrances, Purchaser shall, to the extent necessary or required, cooperate with Seller in removing such Title Exceptions or causing such Title Exceptions to be removed, and Seller shall be obligated to pay, discharge and/or otherwise remove such Title Exceptions (other than those created or allowed or suffered to exist by Purchaser or the Board of Managers) or to cause any such Title Exceptions to be removed irrespective of the cost therefor, and Purchaser shall have such rights of action against Seller, at law or in equity, to cause Seller to convey title to the Unit subject only to Permitted Encumbrances. Notwithstanding the foregoing, Purchaser may elect to accept such title as Seller can convey, notwithstanding the existence of Title Exceptions that are not Permitted Encumbrances. In such event, this Agreement shall remain in effect and the parties shall proceed to Closing, but Purchaser shall not be entitled to any credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise by reason of the existence of any Title Exceptions which are not Permitted Encumbrances.

         (c) The costs of examination of title (including all UCC, tax and other searches) and title premiums for the issuance by the Title Insurer of policies of title insurance insuring Purchaser's fee interest in the Unit, conforming to the requirements of Purchaser (other than endorsements, if any, required to be obtained by Seller pursuant to SECTION 4(b) to omit Title Exceptions that are not Permitted Encumbrances from the title policy to be issued by the Title Insurer or additional title premiums payable by Seller, if any, in connection with the omission of such Title Exceptions), shall be paid by Purchaser. The cost of obtaining new or updated surveys for the Unit shall be paid by Purchaser.

         (d) If any title report discloses judgments, bankruptcies or other returns against other Persons having names the same as, or similar to, that of Seller, Seller on request, shall deliver to the Title Insurer affidavits showing that such judgments, bankruptcies or other returns are not against Seller in order to induce the Title Insurer to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over same. In addition, Seller, on request, shall deliver to the Title Insurer, all customary affidavits reasonably required by the Title Insurer to omit (i) exceptions with respect to municipal emergency repairs, (ii) exceptions with respect to (y) retroactive street vault charges, together with interest and penalties thereon, and (z) work done by The City of New York upon the Unit or the Common Elements or any demand made by The City of New York for any such work that may result in charges by The New York City Department of Environmental Protection for water tap closings or any related work, (iii) exceptions with respect to fees for inspections, reinspections, examinations and services performed by the Department of Buildings or for permits issued by the Department of Buildings to Seller and
(iv) any other exceptions of a similar type of which Seller has actual knowledge and which relate to the Unit. Seller, on request, shall also deliver to the Title Insurer all customary affidavits reasonably required by the Title Insurer to modify or omit (in accordance with the customary practice in New York City) those standard printed exceptions to title contained in the form of 1992 ALTA owner's title insurance policy employed by the Title Insurer, so customarily modified or omitted.

         5.  BROKERS AND ADVISORS.

         (a) Purchaser represents and warrants that it has not dealt or negotiated with any broker with respect to the transactions contemplated by this Agreement other than Jones Lang LaSalle and LaSalle Investment Management, Inc. (collectively, "JLL") and Cooper-Horowitz, Inc. ("PURCHASER'S MORTGAGE BROKER") and Purchaser shall pay, or shall cause third parties other than Seller or its affiliates to pay, all fees due to Purchaser's Mortgage Broker in connection therewith, if any, pursuant to a separate agreement. Purchaser shall indemnify, defend and hold Seller harmless from and against any claims by Purchaser's Mortgage Broker for any brokerage commission or other fee due to Purchaser's Mortgage Broker in connection with the transactions contemplated by this Agreement. Purchaser shall also indemnify, defend and hold Seller harmless, from and against any and all loss, cost, damage, claim, liability and expense (including reasonable attorneys' fees) resulting from a breach of the foregoing representation and warranty.

         (b) Seller represents and warrants that it has not dealt or negotiated with any broker with respect to the transactions contemplated by this Agreement other than JLL and Purchaser's Mortgage Broker and Seller shall pay all fees due to JLL in connection therewith pursuant to a separate agreement. Seller shall indemnify, defend and hold Purchaser harmless, from and against any and all loss, cost, damage, claim, liability and expense (including, without limitation, reasonable attorneys' fees) resulting from a breach of the foregoing representation, warranty and covenant.

         (c) Purchaser shall be responsible for the payment of all professionals and advisors retained by Purchaser in connection with the transactions contemplated by this Agreement. Seller shall be responsible for the payment of all professionals and advisors retained by Seller in connection with the transactions contemplated by this Agreement.

         (d) The provisions of this SECTION 5 shall survive the Closing for a period without expiration.

         6.  CUSTOMARY CLOSING ADJUSTMENTS.

         (a) The following are to be apportioned for the Unit as of the Apportionment Date (subject to the rights of tenants under their respective Leases and the rights of the Board of Managers generally), and shall (except as expressly set forth herein) constitute an adjustment with respect to the Purchase Price as of the Apportionment Date:

                  (i) real estate taxes, personal property taxes and all assessments (special and general) for the current tax fiscal period in progress on the Apportionment Date (it being agreed that the same shall be adjusted on an accrual basis). If the rate or amount of such taxes shall not be fixed prior to the Closing Date, the adjustment thereof as of the Apportionment Date shall be upon the basis of the rate for the preceding tax fiscal period applied to the latest assessed valuation (or, if none, other basis of valuation, including written opinions of tax adjusters or as otherwise agreed to by Seller and Purchaser), and the same shall be further adjusted no later than thirty (30) days after the date on which the taxes for the current tax fiscal period in progress on the Apportionment Date are paid;

                  (ii) unless final meter readings are obtained on the Apportionment Date (for which Seller shall be solely responsible), vault charges, water and sewer service charges, and charges for all other public utilities, including steam, electricity and gas (to the extent the Unit owner is responsible for the payment thereof). The rights to the return of any deposits with utility companies shall be retained by Seller. Purchaser shall promptly, upon request of Seller, put up any replacement deposit on or about the Closing Date that may be required by a utility company as a precondition to the release of Seller's deposit;

                  (iii) base rents, fixed rents, additional rents, escalation rents, percentage rents and any other rents (exclusive of advance rents and security deposits) paid or payable for the billing period in progress as of the Apportionment Date in accordance with SECTION 8A; it being agreed that to the extent, on the

         Apportionment Date, additional rents, escalation rents, percentage rents or other rents have not been collected for such billing period, then each such item shall be adjusted retroactively to the Apportionment Date in accordance with SECTION 8A and this SECTION 6 no later than thirty (30) days after each such item has been collected. Percentage rent, payments or reimbursements on account of operating expenses and real estate taxes, utility charges and any other payments, reimbursements or contributions by tenants under the Leases shall be prorated as follows: (y) with respect to percentage rents (if any), Purchaser shall furnish to Seller promptly upon receipt copies of all sales reports from tenants who owe percentage rent for any period prior to the Apportionment Date, whereupon the percentage rent due (if any) shall be promptly calculated and the proration between Seller and Purchaser computed as of the Apportionment Date; and (z) the amount of any other rents, payments, reimbursements or contributions to be made by any tenant shall be computed in accordance with such tenant's Lease as existing as of the Apportionment Date; and (PROVIDED THAT such tenant's rent payments are not in arrears) Purchaser shall remit to Seller Seller's pro rata portion of such percentage rents (if any) and any other rents, payments, reimbursements or contributions (based upon apportionment being made as of the Apportionment Date) promptly after such rents, payments, reimbursements or contributions have been collected by Purchaser from such tenant. If Seller has collected estimated amounts of prepayments in excess of the amounts properly payable under any tenant's Lease, (1) Seller shall promptly remit such excess to Purchaser after notice from Purchaser and after such excess is verified by a review or analysis of estimated prepayments in accordance with such tenant's Lease, (2) Purchaser shall promptly remit to the applicable tenant any such excess paid over to Purchaser pursuant to the preceding clause (1), and (3) Purchaser shall indemnify and hold Seller harmless from all claims, demands, causes of actions, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) asserted against or incurred by Seller in connection with or arising out of Purchaser's failure to fulfill its obligations pursuant to the preceding CLAUSE (2);

                  (iv) permit fees and license fees with respect to any assigned permits and licenses;

                  (v) charges and payments under assignable Contracts (other than those terminated in accordance with SECTION 11(a)(x)) or permitted renewals or replacements thereof; and

                  (vi) insurance premiums and other similar prepaid expenses (to the extent Purchaser is able to retain the same and elects to do so), Common Charges and Limited Common Charges (as such terms are defined in the Condominium Declaration) and any Grand Central Partnership payments or dues applicable to the Unit, operating agreement payments (if such agreements are assumed by Purchaser) and such other items that, in New York, New York, are customarily prorated, adjusted or paid in accordance with the "customs in respect to title closings" recommended by The Real Estate Board of New York, Inc., as amended and in effect on the date of Closing, in connection with the sale or exchange of property similar to the Unit, consistent with the terms and provisions of this Agreement.

         (b) All funds in any operating accounts, reserve accounts or any other accounts pertaining to the Unit on the Apportionment Date, whether in the name of Seller or any property manager of the Unit, shall (subject to the terms of any applicable Leases and the adjustments required under this Agreement) be retained by Seller or applied as Seller shall direct, and all cash, coins and petty cash to which Seller is entitled (including cash in coin operated machines, if any) located in the Unit shall be counted by Seller or any such property manager on the Apportionment Date and the same shall be retained by Seller or remitted to Seller by any such property manager.

         (c) The security deposits and advance rents with respect to the Leases (together with any interest thereon required pursuant to the terms of the Leases or applicable law) shall not be pro-rated, but instead shall be paid over to Purchaser on the Closing Date, PROVIDED THAT, if such security deposits or advance rents are in the possession or control of any property manager, at Purchaser's request, Seller shall direct such property manager in writing to retain possession or control thereof for the benefit of Purchaser. Promptly after the Closing (irrespective of when such Closing occurs), Seller shall transfer or cause to be transferred to Purchaser any and all letters of credit and Seller's interest in any certificates of deposit held by Seller as security for a tenant's performance under any of the Leases being assigned to Purchaser. If any such letter of credit is non-transferable, Seller shall use its good faith efforts to have such letter of credit reissued in the name of Purchaser (at Seller's sole cost and expense), and failing that, Seller agrees to continue holding any such non-transferable letter of credit and agrees to present the letter of credit for payment or to release the letter of credit on the written instructions of Purchaser and will remit any funds collected thereunder to Purchaser (less any reasonable costs of collection), PROVIDED THAT Seller is indemnified and held harmless by Purchaser from and against any liability, cost or expense as a result thereof.

         (d) Purchaser shall be entitled to a credit at Closing in the amount of $170,400.00 in respect of costs that Purchaser will incur as a result of it having assumed Seller's obligations under the Systems Agreement pursuant to the Master Assignment and Assumption Agreement.

         (e) Seller shall be responsible for the payment of all Unanticipated Capital Expenditures incurred and actually required to be paid for Unanticipated Capital Expenditures incurred during the Interim Period. If on the Closing Date any Unanticipated Capital Improvements have not been completed and/or funded by Seller, then Purchaser shall receive a credit at Closing in an amount equal to the cost to complete any such unfunded work as reasonably estimated by Seller.

         (f) Seller and Purchaser shall each be responsible for the payment of those (i) Leasing Commissions relating to Existing Leases and Approved New Leases allocable to each such party as set forth on SCHEDULE 6(f)(i), (ii) Tenant Allowances that are the obligation of the landlord under the Existing Leases and the Approved New Leases allocable to each such party as set forth on
SCHEDULE 6(f)(ii), and (iii) Seller shall be responsible for the Budgeted Repairs allocated to Seller set forth on SCHEDULE 6(f)(iii), as such payments come due, and Purchaser shall from and after the Closing Date be responsible for all other repairs, whether Budgeted Repairs or otherwise. If any amount of Budgeted Repairs required to be paid by Seller pursuant to SCHEDULE 6(f)(iii) has not been paid on or before the Closing Date, Purchaser shall be entitled to a credit at Closing in such amount. Seller shall not delay any planned payment or planned work in respect of Budgeted Repairs for the sole purpose of allocating the responsibility for such payment to Purchaser.

         (g) Intentionally Omitted.

         (h) Seller and Purchaser agree to use reasonable efforts to calculate all adjustments required under this SECTION 6 that are ascertainable on the Apportionment Date by the Apportionment Date but not later than the sixty (60) days after the Apportionment Date. Each other item of income and expense that is subject to adjustment under this SECTION 6 but that is not ascertainable on the Apportionment Date will be adjusted retroactive to the Apportionment Date, and the payment made on such adjustment within sixty (60) days after the date that such adjustment becomes ascertainable (I.E., the date by which each party, in its good faith business judgment, has sufficient information to make such adjustment). The parties agree that each party shall have the right, during the period commencing on the Closing Date and terminating at the close of business on the one hundred eightieth (180th) day after the Closing Date, on reasonable advance written notice to the other, from time to time during regular business hours, to review the books and records of such other party pertaining solely to the operations of the Unit to the extent necessary to confirm the amounts of adjustments payable to Seller and/or Purchaser following the Apportionment Date and in furtherance thereof the parties shall, upon reasonable advance written notice, make their respective books and records available for the other during regular business hours and shall use their good faith commercially reasonable efforts to cause the managing agent of the Common Elements to make available the applicable portion of its books and records for such purpose. Seller and Purchaser shall cooperate as necessary following the Closing Date in order to promptly and in good faith discharge their respective obligations under this
SECTION 6. Notwithstanding the foregoing, any claim for an adjustment under
SECTION 6(a) will be valid if made in writing with reasonable specificity within one (1) year after the Closing Date, except in the case of items of adjustment which at the expiration of such period are subject to pending litigation or administrative proceedings. Claims with respect to items of adjustment that are subject to litigation or administrative proceedings will be valid if made on or before the later to occur of (i) the date that is one (1) year after the Closing Date and (ii) the date that is one hundred eighty (180) days after a final non-appealable order shall have issued in such litigation or administrative hearing. Both parties shall use good faith efforts to resolve any disputed claims promptly. The provisions of this SECTION 6 shall survive the Closing. Purchaser shall notify, or shall cause any property manager retained by it to notify, Seller of any reimbursement adjustment to which Seller becomes entitled under the provisions of this SECTION 6 promptly after Purchaser or such property manager determines that such reimbursement adjustment is due to Seller.

         7.  EFFECT OF CERTAIN LEASE EVENTS.

         (a) In addition to the Customary Adjustment being calculated as of the Apportionment Date with respect to the Unit in accordance with the provisions of
SECTION 6 and
the adjustments set forth in SECTION 8A, the adjustments set forth in this
SECTION 7 shall, to the extent applicable, be made on the Closing Date.

         (b) If a Contractual Right Lease Event occurs with respect to an Existing Lease during the Interim Period, then (i) during the Interim Period, Seller alone shall continue to be responsible for the payment of all costs and expenses attributable to such Existing Lease required to be paid during the Interim Period (as adjusted for the effect of the Contractual Right Lease Event) and Seller alone shall continue to be entitled to the receipt of all income generated from such Existing Lease (as adjusted for the effect of the Contractual Right Lease Event) and (ii) from and after the Closing Date, Purchaser alone shall be responsible for the payment of all costs and expenses attributable to such Existing Lease (as adjusted for the effect of the Contractual Right Lease Event) and Purchaser alone shall be entitled to the receipt of all income generated from such Existing Lease (as adjusted for the effect of the Contractual Right Lease Event). Without limiting the generality of the foregoing, if upon the occurrence of a Contractual Right Lease Event that results in the termination of any Existing Lease, any fee or other payment required to be made by the applicable tenant under such Existing Lease is in fact paid during the Interim Period as a condition to the termination of such Existing Lease, such fee or other payment shall belong exclusively to Seller. Any subsequent re-leasing of the space (or any portion thereof) previously demised under such terminated Existing Lease during the Interim Period shall constitute a Purchaser Consent Action, subject to the provisions of Section 8(a)(i), it being the intention of the parties that Purchaser shall ultimately bear all the risks and rewards of such re-leasing; PROVIDED, HOWEVER, (y) during the Interim Period, subject to the following provisions of this Section, Seller alone shall be responsible for the payment of all costs and expenses of re-leasing the space in question that are required to be paid during the Interim Period (including all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees) and Seller alone shall be entitled to the receipt of all income therefrom and (z) from and after the Closing Date, Purchaser alone shall be responsible for the payment of all costs and expenses of re-leasing the space in question (including all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees) and Purchaser alone shall be entitled to the receipt of all income therefrom. Notwithstanding the foregoing, (1) if the expenses incurred by Seller during the Interim Period in connection with such re-leasing of the space (or any portion thereof) previously demised under an Existing Lease exceeds the gross income received by Seller during the Interim Period as the result of such re-leasing, then Seller shall receive a credit at Closing in the amount of such excess and
(2) if the gross income received by Seller during the Interim Period as the result of such re-leasing of the space (or any portion thereof) previously demised under an Existing Lease exceeds the expenses incurred by Seller during the Interim Period in connection with such re-leasing, then Purchaser shall receive a credit at Closing in the amount of such excess. Notwithstanding the foregoing, with respect to any Contractual Right Lease Event that does not result in the termination of an Existing Lease, at Closing, Seller shall also receive a credit in an amount equal to all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees incurred in connection with such Contractual Right Lease Event.

         (c) If an Involuntary Lease Event occurs with respect to an Existing Lease during the Interim Period, then (i) during the Interim Period, Seller alone shall continue to be responsible for the payment of all costs and expenses attributable to such Existing Lease required to be paid during such Interim Period (as adjusted for the effect of the Involuntary Lease Event) and Seller alone shall be entitled to the receipt of all income generated from such Existing Lease (as adjusted for the effect of the Involuntary Lease Event) and (ii) from and after the Closing Date Purchaser alone shall continue to be responsible for the payment of all costs and expenses attributable to such Existing Lease (as adjusted for the effect of the Involuntary Lease Event) and Purchaser alone shall thereafter be entitled to all income generated therefrom. Following the occurrence of an Involuntary Lease Event during the Interim Period that results in a tenant vacating the space demised under an Existing Lease prior to the scheduled expiration thereof, any subsequent re-leasing of the space (or any portion thereof) previously demised under such Existing Lease during the Interim Period shall constitute a Purchaser Consent Action, subject to the provisions of SECTION 8(a)(i), it being the intention of the parties that Purchaser shall ultimately bear all the risks and rewards of such re-leasing; PROVIDED, HOWEVER, (y) during the Interim Period, subject to the following provisions of this Section, Seller alone shall be responsible for the payment of all costs and expenses of re-leasing the space in question that are required to be paid during such Interim Period (including all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees) and Seller alone shall be entitled to the receipt of all income therefrom and (z) from and after the Closing Date, Purchaser alone shall be responsible for the payment of all costs and expenses of re-leasing the space in question (including all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees) and Purchaser alone shall be entitled to the receipt of all income therefrom. Notwithstanding the foregoing, (1) if the expenses incurred by Seller during the Interim Period in connection with such re-leasing of the space (or any portion thereof) previously demised under an Existing Lease exceeds the gross income received by Seller during the Interim Period as the result of such re-leasing, then Seller shall receive a credit at Closing in the amount of such excess and (2) if the gross income received by Seller during the Interim Period as the result of such re-leasing of the space (or any portion thereof) previously demised under an Existing Lease exceeds the expenses incurred by Seller during the Interim Period in connection with such re-leasing, then Purchaser shall receive a credit at Closing in the amount of such excess. The collection of Receivables and other amounts due from tenants as the result of an Involuntary Lease Event shall be undertaken in accordance with the provisions of
SECTION 8A and any sums actually collected as a result thereof shall be applied in the manner prescribed in such Section.

         (d) If a Voluntary Lease Event occurs with respect to an Existing Lease during the Interim Period, then, subject to the following provisions of this Section, (i) during the Interim Period, Seller alone shall continue to be responsible for the payment of those costs and expenses that are required to be paid during such Interim Period (including all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees) attributable to such Existing Lease (as adjusted for the effect of the Voluntary Lease Event), and Seller alone shall continue to be entitled to the receipt of all income generated from such Existing Lease (as adjusted for the effect of the Voluntary Lease Event), and (ii) from and after the Closing Date, Purchaser alone shall be responsible for the payment of all costs and expenses (including all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees) attributable to such Existing Lease (as adjusted for the effect of the Voluntary Lease Event) and Purchaser alone shall be entitled to the receipt of all income from such Existing Lease (as adjusted for the effect of the Voluntary Lease Event). At Closing, Seller shall receive a credit in an amount equal to all tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees incurred during the Interim Period as the result of any Voluntary Lease Event with respect to an Existing Lease, including all such tenant improvement expenses, tenant allowances, leasing commissions, referral fees and legal fees incurred in connection with the re-leasing of any space that is vacated as a result of such Voluntary Lease Event.

         (e) The provisions of this SECTION 7 shall survive the Closing for a period of two (2) years.

         8.  OPERATION OF THE UNIT PRIOR TO CLOSING.

         During the Interim Period, Seller shall have the right and the obligation to continue to operate and maintain the Unit, subject to the limitations set forth in the Condominium Declaration. In connection therewith:

                  (a) From the date hereof until the Closing, Seller shall not take, or allow any property manager retained by it to take, any Purchaser Consent Action, without the prior written consent of the Purchaser (which consent may be withheld in Purchaser's sole and absolute discretion). With respect to any proposed Purchaser Consent Action to be submitted to Purchaser for its consent pursuant to the preceding sentence, Purchaser shall consent or deny its consent, within five (5) business days following receipt by Purchaser of Seller's notice requesting Purchaser's consent to the proposed action and providing Purchaser with all background information necessary for Purchaser to make its decision. Failure to respond within such five (5) business day period shall be deemed to be an approval of the Purchaser Consent Action in question. It is understood that a non-discretionary lease renewal, expansion, surrender of space, sublease or assignment right or other similar right expressly set forth in an Existing Lease in favor of a tenant shall not be deemed to be a Purchaser Consent Action to the extent that the specific terms therefor are embodied in the lease in question and are non-subjective in nature. For example, if a renewal has been granted in favor of a tenant for a specific term and at a specified fixed dollar rent per square foot, such renewal will not be a Purchaser Consent Action. On the other hand, if a renewal has been granted to a tenant for a specific term and at a fair market rent to be mutually agreed upon by the Seller and tenant, the ability of Seller to agree upon a fair market rent shall be a Purchaser Consent Action. In addition to the foregoing, Seller shall not take, or allow any property manager retained by it to take, any actions contained in clause (i) of the definition of Excluded Decisions to the extent such action relates to the granting or withholding of a consent right with respect to a material matter under any Lease or involves the incurrence of a material expenditure, obligation or other liability without first providing written notice to Purchaser of its intention to do so, and the reasons therefor; PROVIDED, HOWEVER, Seller agrees that, to the extent requested in writing by Purchaser within three (3) business days after receipt by Purchaser of such notice from Seller, Seller shall refrain from taking any such contemplated action, PROVIDED THAT Purchaser agrees to indemnify and hold Seller harmless from any loss, cost, damage, claim, liability and expense (including reasonable attorneys' fees) which Seller shall incur resulting from Seller's failure to take any such action.

                  (b)    Intentionally Omitted.

                  (c) From the date hereof until the Closing, Seller shall not take, or omit to take, any action that would have the effect of violating in any material respect any of the representations, warranties, covenants and agreements of Seller contained in this Agreement. Nothing contained in the foregoing sentence shall be construed to preclude Seller from taking, or omitting to take, any action that is (x) approved in writing by Purchaser (whether as a Purchaser Consent Action or otherwise), (y) required or permitted to be taken pursuant to this Agreement, or (z) pertaining to the Common Elements and approved by the Board of Managers. From the date hereof until the Closing, Purchaser shall not take, or omit to take, any action that would have the effect of violating in any material respect any of the representations, warranties, covenants and agreements of Purchaser contained in this Agreement.

                  (d) From the date hereof until the Closing, Seller shall not sell, assign, or convey any right, title or interest whatsoever in or to the Unit, or create or to Seller's Knowledge permit to exist any lien, security interest, easement, encumbrance, charge or condition affecting the Unit (other than a Permitted Encumbrance), without the prior consent of Purchaser except to the extent relating to (x) leasing of the Unit or portions thereof as permitted in accordance with this Agreement, (y) items affecting the Common Elements approved by the Board of Managers, or (z) items approved in writing by Purchaser (whether as a Purchaser Consent Action or otherwise).

                  (e) From the date hereof until the Closing, Seller shall promptly deliver to Purchaser copies of (x) written default notices, notices of lawsuits and notices of violations affecting the Unit that are sent or actually received by Seller, (y) without duplication of anything contained in the preceding CLAUSE (x), any notice received from The City of New York, any taxing authority and any other municipal, governmental or quasi-governmental entity or agency pertaining to the Unit, and any notices received from the Grand Central Partnership, and (z) monthly operating statements for the Unit after the same have been created.

                  (f) From the date hereof until the Closing, Seller shall maintain in full force and effect business interruption insurance to cover loss of rental income in an amount not less than twelve (12) months' projected gross income of the Unit and the other insurance polices described in SCHEDULE 11(a)(xv), and shall otherwise continue to operate the Unit in substantially the same manner as it operated the Unit prior to the execution and delivery of this Agreement, and shall pay all operating expenses and real estate taxes that are the responsibility of the owner of the Unit during the Interim Period.

                  (g) From the date hereof until the Closing, Seller shall deliver to Purchaser, promptly after the execution and delivery thereof by all parties thereto, copies of all agreements pertaining to Lease Events.

                  (h) From the date hereof until the Closing, Seller and Purchaser shall convene (by phone or in person) not less frequently than once per calendar week to discuss any and all matters relating to the operation, management, leasing, maintenance or repair of the Unit.

                  (i) From the date hereof until the Closing, Seller will use reasonable efforts to enforce its rights as landlord under the Lease with Merrill, Lynch, Pierce, Fenner & Smith Incorporated to cause such tenant to perform such work, obtain such permits or consents or to otherwise act in a fashion to obtain its public assembly permit and to facilitate the issuance of a permanent certificate of occupancy for the Building.

         8A. TREATMENT OF CERTAIN MATTERS.

         (a) COLLECTION OF RECEIVABLES, CURRENT SUMS AND ARREARAGES.

         (1) Seller shall, until the Closing Date, undertake its customary collection efforts to collect all Receivables and other amounts due from tenants (subject to the limitations provided in SECTION 8A(a)(5)), which may include the submission of monthly invoices and follow-up invoices, and may (but need not) include the commencement or continuation of litigation or other proceedings, it being agreed that any monies received by Seller as a result of such collection efforts (net of the reasonable costs allocable to the collection of the same) attributable to the period prior to the Closing Date shall (except as specifically provided to the contrary in SECTIONS 7(b), (c) and (d)) belong to Seller and shall not constitute a credit against the Purchase Price.

         (2) Purchaser shall, from and after the Closing Date, undertake its customary collection efforts on behalf of Seller to collect all Receivables for a period of six (6) months after the Closing Date (subject to the limitations provided in SECTION 8A(a)(5)), which may include the submission of monthly invoices and follow-up invoices, and may (but need not) include the commencement or continuation of litigation or other proceedings, it being agreed that in such cases any monies received by Purchaser from and after the Closing Date from any party liable for any portion of the Receivables to be collected by Purchaser shall be applied in the following order:

         FIRST to the payment pro-rata (on the basis of costs incurred) of all reasonable costs of collection, including reimbursement to Seller or Purchaser of any legal fees or collection costs reasonably incurred by either of them and allocable to the collection of such Receivables pursuant to the foregoing provisions of this Section,

         SECOND to the payment of monies owed to Seller and Purchaser for the billing period in progress on the Closing Date,

         THIRD to Purchaser for sums owed to Purchaser relating to billing periods after the billing period in progress as of the Closing Date, and

         LAST             to the balance of any Receivables.

         (3) If within six (6) months following the Closing Date, any of the Receivables to be collected by Purchaser that are payable to Seller in accordance with the terms of this SECTION 8A(a) have not been collected and remitted to Seller, or Purchaser has not commenced litigation to collect such Receivables, then Seller may undertake its own efforts to collect such Receivables, including the commencement of litigation and other proceedings (but Seller shall not seek to evict any tenant or terminate any Lease), and in which event all sums collected by Seller as a result of such litigation (after payment of all costs and expenses) shall be applied in full satisfaction of the subject Receivables, it being agreed that Seller shall refrain from taking any such efforts during the six (6) month period following the Closing Date.

         (4) With respect to any pending litigation or other proceedings to collect any Receivables from tenants in occupancy on the Closing Date, Purchaser shall have the option on the Closing Date of either (i) continuing such litigation or proceedings (the costs of which shall be equitably apportioned between Seller and Purchaser, based upon the amounts ultimately paid to each, and reimbursed out of the first monies collected, if any) and Purchaser shall be substituted as the plaintiff, if necessary, or (ii) not continuing the litigation, whereupon Seller may continue such litigation in its own name and at its sole cost and expense, PROVIDED THAT such litigation shall not result in the eviction of the tenant or the termination of its Lease without Purchaser's consent, and in which event all sums collected by Seller as a result of such litigation (after payment of all actual out-of-pocket costs and expenses) shall be applied in full satisfaction of the subject Receivables.

         (5) Notwithstanding anything hereinabove provided, (i) during the Interim Period, Seller shall not settle or compromise any claims against any tenants of the Unit without Purchaser's prior written approval, it being agreed that the settlement or compromise of any such claims shall constitute a Purchaser Consent Action, subject to the provisions of SECTION 8(a) of this Agreement, (ii) after the Closing, neither Seller nor Purchaser shall settle or compromise any claims against any tenants of the Unit that include both Receivables payable to Seller and amounts payable to Purchaser without the other party's prior written approval, which approval shall not be unreasonably withheld or delayed, and (iii) to the extent the Receivables that are subject to collection are the Receivables identified in clause (ii) of the definition of Receivables, the rights and obligations of Seller and Purchaser shall be qualified to provide that such parties shall use commercially reasonable good faith efforts to cause the Board of Managers to comply with the relevant provisions of SECTION 8A. Notwithstanding the foregoing, Purchaser shall have the right to settle or compromise a claim against a tenant of the Unit without the consent of (but after prior notice to) Seller to the extent such claim relates solely to the period of time after the Closing and provided that the settlement or compromise of such claim does not have a material adverse effect on any claim that Seller may have against such tenant.

         (6) Notwithstanding anything to the contrary hereinabove provided, Seller shall retain the sole right to collect (in such manner as it shall deem appropriate) those Receivables, if any, listed on SCHEDULE 8A(a)(6) as well as Receivables with respect to any tenant whose lease has terminated prior to the Apportionment Date and has vacated its demised premises, it being further agreed that Purchaser shall not be required to undertake any collection efforts with respect to such Receivables.

         (7) Any monies received by Seller or Purchaser that are to be applied to sums owed to the other party hereto hereunder (whether on account of Receivables, current sums due, arrearages or otherwise) shall be held in trust by Seller or Purchaser, as the case may be, for the benefit of the other party and remitted to such other party promptly after receipt. Seller and Purchaser shall reasonably cooperate with each other in the collection of Receivables and, provided there is no liability or material expense associated therewith, shall execute any documents reasonably requested by the other to collect such Receivables.

         (b) PROTEST PROCEEDINGS.

                  (1) GENERALLY. As of the date of this Agreement, Seller has engaged various law firms or consultants to protest the valuation of the Unit ("PROTEST PROCEEDINGS") for the purpose of protesting the amount of ad valorem taxes for certain tax fiscal periods, some of which taxes may have been paid by Seller and some of which taxes either are not yet due and payable or have not been paid. With respect to the tax year in which the Closing occurs, and all prior tax years, Seller is hereby authorized to continue any Protest Proceeding for the Unit, it being acknowledged that the trial or settlement of any such Protest Proceeding during the Interim Period shall constitute a Purchaser Consent Action, subject to the provisions of SECTION 8(a) (other than settlements that have been accepted by Seller but are pending governmental approval as described in SCHEDULE 11(a)(ix), as to which no Purchaser Consent is required). All Net Refunds and credits attributable to any tax year prior to the tax year in which the Closing occurs shall belong to and be the property of Seller, subject to the rights of tenants under their respective Leases. All Net Refunds and credits attributable to any tax year subsequent to the tax year in which the Closing occurs shall belong to and be the property of Purchaser, subject to the rights of tenants under their respective Leases. All Net Refunds and credits attributable to any tax year not described in the preceding two (2) sentences shall be divided between Seller and Purchaser in accordance with the apportionment of taxes set forth in SECTION 8A(b)(2). Seller and Purchaser shall cooperate with one another in connection with the prosecution of any such proceedings and to take all reasonable steps, whether before or after the Closing Date, as may be reasonably necessary to carry out the intention of the foregoing, including to the extent in a party's possession, the delivery to the party pursuing the appeal of any relevant books and records, including receipted tax bills and canceled checks used in payment of such taxes, and, provided that there is no liability or material expense to the party delivering such materials in doing so, the execution of any and all consents or other documents, and the undertaking of any act necessary for the collection of such refund. The parties agree to keep one another apprised of all such proceedings, to provide one another (except to the extent that the attorney-client privilege or work product immunity may be adversely affected) with copies of all relevant books, records and documentation relating to any such proceeding, and with respect to any course of action which the pursuing party could reasonably expect to have a material impact on any proceeding or on the outcome of any proceeding, such party agrees to consult with the other party and to obtain such party's consent (which consent shall not be unreasonably withheld or delayed) before proceeding with any such action.

         Notwithstanding the foregoing limitation, Seller agrees that neither Seller nor its representatives will withhold, because of the attorney-client privilege or work product immunity, from Purchaser or its representatives any relevant information received by Seller or its representatives from, or delivered by Seller or its representatives to, the New York City taxing authorities. If either party hereto shall receive any refund payments contemplated by this SECTION 8A(b) that are properly payable to the other party, such payments shall be held in trust by such party, for the benefit of the other, and remitted to such other party promptly after receipt.

                  (2) The Net Refund payable by virtue of a favorable determination resulting from any Protest Proceeding with respect to the tax fiscal period in progress on the Apportionment Date shall be prorated between Seller and Purchaser on a per diem basis, with Seller being entitled to receive the portion thereof allocated to the portion of such tax fiscal period up to and including the Apportionment Date.

         The term "NET REFUND" as used herein shall mean the portion of any refund (including any interest payable thereon) that is payable by virtue of a favorable determination resulting from any Protest Proceeding and that is entitled to be retained by the party so entitled thereto pursuant to the foregoing provisions after (i) payment or reimbursement (on a pro-rata basis) of all fees and out-of-pocket expenses including counsel fees and disbursements and consultant's fees incurred in obtaining such refund, the allocation of such expenses to be based upon the total refund obtained in such proceeding and in any other proceeding simultaneously involved in the trial or settlement and
         (ii) the refunding by such party of the portion of any such refund, if any, owing to tenants under the Leases (whether or not the same then are in effect) on account of such refund attributable to the applicable periods covered thereby.

                  (3)     Intentionally Omitted.

                  (4) CONTROL OF PROTEST PROCEEDINGS, SETTLEMENT AND COMPROMISE. In connection with any Protest Proceeding for the tax fiscal period in progress on the Closing Date, at Purchaser's request Seller shall, if possible, cause Purchaser to be substituted for Seller in such Protest Proceeding and any other pending Protest Proceedings for tax fiscal periods commencing prior to the tax fiscal period in progress on the Closing Date (except those as to which settlement is now pending), or if not possible, Seller shall permit Purchaser to control the conduct of all such Protest Proceedings. Notwithstanding anything hereinabove provided, (i) during the Interim Period, Seller shall not settle or compromise any Protest Proceedings in which taxes for any tax fiscal period in progress on or prior to the Closing are being adjudicated (other than those as to which settlement is now pending) without Purchaser's prior written approval, it being agreed that the settlement or compromise of any Protest Proceedings (except those as to which settlement is now pending) shall constitute a Purchaser Consent Action, subject to the provisions of SECTION 8(a) and
         (ii) after the Closing, neither Seller nor

         Purchaser shall settle or compromise any Protest Proceedings pending on the Closing Date in which taxes for any tax fiscal period in progress on or prior to the Closing Date are being adjudicated (except those as to which settlement is now pending) without the other party's prior written approval, which approval shall not be unreasonably withheld or delayed. Seller and Purchaser shall otherwise cooperate with each other in all reasonable respects with respect to all Protest Proceedings. From and after the Closing Date, Purchaser shall have the right, subject to the above provisions of this SECTION 8A(b)(4) and subject to the terms and provisions of the Condominium Declaration, to withdraw, compromise, settle, try or otherwise deal with such petitions or applications with respect to the Unit as Purchaser in the exercise of its sole judgment shall deem appropriate.

         (c) SURVIVAL. The provisions of this SECTION 8A shall survive the Closing for a period without expiration.

         9. RECORDING CHARGES, TRANSFER AND CONVEYANCE TAXES; WITHHOLDING; INTERNAL REVENUE SERVICE REPORTING REQUIREMENTS.

         (a) RECORDING CHARGES; TAXES GENERALLY. Purchaser shall pay all recording charges and fees and sales taxes, if any, imposed in connection with the conveyance of the Unit to Purchaser. All real estate transfer and conveyance taxes paid or payable in connection with the transactions herein contemplated shall be paid by Seller and/or Purchaser in the manner hereinafter provided in this SECTION 9.

         (b) TRANSFER TAXES.

                  (i) Seller shall pay the New York State Real Estate Transfer Tax (the "STATE TRANSFER TAX") in accordance with Article 31 of the Tax Law of the State of New York, and the New York City Real Property Transfer Tax (the "CITY TRANSFER TAX") imposed by Chapter 21, Title 11 of the Administrative Code of the City of New York, in connection with the conveyance of the Unit to Purchaser in accordance with the provisions of this Agreement. Seller shall defend, indemnify and hold harmless Purchaser from and against any loss, cost, damage, claim, liability and expense (including reasonable attorneys' fees) that may be suffered or incurred by Purchaser by reason of the failure of Seller to pay the State Transfer Tax and the City Transfer Tax, if applicable, as pertains to this transaction, as provided in this
         SECTION 9(b), it being understood that the foregoing indemnification shall not apply to any tax liability resulting from an actual disposition of the Unit by Purchaser following its acquisition thereof at the Closing.

                  (ii)    Intentionally Omitted.

                  (iii) Seller and Purchaser shall each execute and/or swear to the returns or statements required in connection with the State Transfer Tax and the City Transfer Tax, and any other taxes referred to in this SECTION 9(b) or otherwise applicable to the transactions contemplated by this Agreement, and shall deliver same, together with the check or checks of Seller and/or Purchaser, as the case may be, in payment thereof which are required of such party, to the Title Insurer on the Closing Date. All such tax payments shall be made by certified or bank check payable directly to the order of the appropriate governmental officer, or in such manner as the Title Insurer shall reasonably require and accept.

         (c) FIRPTA COMPLIANCE. Seller shall comply with the provisions of
Section 1445 of the Code, or any successor or similar Laws.

         (d) 1099 COMPLIANCE. Seller and Purchaser shall execute, acknowledge and deliver to the other party such instruments, and take such other actions, as such other party may reasonably request in order to comply with Section 6045(e) of the Code, as amended, or any successor provision or any regulations promulgated pursuant thereto, insofar as the same requires reporting of information in respect of real estate transactions. The parties designate the Title Insurer as the responsible party for reporting this information as required by Law.

         (e) SURVIVAL. The provisions of this SECTION 9 shall survive the Closing for a period without expiration.

         10. CLOSING DATE DELIVERIES.

         (a) SELLER'S DELIVERIES. Seller shall, pursuant to the provisions of this Agreement, deliver or cause to be delivered to Purchaser on the Closing Date the following items:

                  (i) a bargain and sale deed for the Unit with covenants against grantor's acts and otherwise in accordance with all requirements of the Condominium Declaration and applicable law (the "UNIT DEED"), in the form of EXHIBIT L.

                  (ii) a bill of sale covering the personal property at the Unit in the form of EXHIBIT M (the "BILL OF SALE");

                  (iii) at Purchaser's request, an assignment or substitution of Seller's interest or position in the litigation and proceedings, if any, described on SCHEDULE 10(a)(iii);

                  (iv) a duly executed and sworn Secretary's Certificate certifying that the Board of Directors of Seller has duly adopted resolutions authorizing the within transaction and an executed and acknowledged incumbency certificate certifying to the authority of the officers of such entity to execute the documents to be delivered by such entity on the Closing Date;

                  (v)     Intentionally Omitted;

                  (vi) a certificate of Good Standing for Seller from the Secretary of State of Delaware and such other corporate documentation of Seller if and to the extent required by the Title Insurer in order to insure fee title to the Unit in the manner required by SECTION 4;

                  (vii) a "non-foreign person" certification from Seller pursuant to Section 1445 of the Code in the form of EXHIBIT N (the "FIRPTA AFFIDAVIT");

                  (viii) a resignation by the representatives of Seller (currently Hirotaka Maeda, Hitoshi Yamauchi and Anthony C. O'Malley) from the Board of Managers in the form of EXHIBIT O;

                  (ix) evidence of payment in full to the Board of Managers of all unpaid Common Charges and Limited Common Charges theretofore assessed against the Unit or otherwise payable by Seller under the Condominium Declaration;

                  (x) any bonds, warranties or guarantees, and any licenses and permits, that are applicable to the Unit or any part thereof in the possession or control of Seller;

                  (xi) all tenant files (including computer disks containing any such files to the extent providing the same is permitted under applicable computer software licenses, but excluding any proprietary or confidential information), architectural, mechanical or electrical plans and specifications, interior floor plans, "as built" plans and surveys relating to the Unit and/or any tenant spaces, the construction plans and specifications for any improvements located in the Unit (including the Common Elements related thereto) as well as all changes thereto, in the actual possession of Seller;

                  (xii) notices to all tenants of the Unit informing them of the sale of the Unit to Purchaser in the form of EXHIBIT P;

                  (xiii) a certificate, dated as of the Closing Date, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date (except to the extent Seller has identified any such representations and warranties that are not, or are then no longer, true and correct and the state of facts giving rise to the change do not constitute a breach by Seller of its obligations hereunder);

                  (xiv) all original Leases and all original Contracts with respect to the Unit (other than Contracts terminated pursuant to the terms hereof or not assignable to Purchaser); PROVIDED, HOWEVER, that if an original thereof is not in Seller's possession or under Seller's control, Seller shall deliver a copy thereof to Purchaser certified to be true and complete;

                  (xv) all information attributable to Seller's period of ownership as is reasonably necessary to enable Purchaser to properly bill tenants in the Unit for their respective "Tenant's Share" of real estate taxes and operating expenses that may thereafter become due and payable under the Leases; PROVIDED THAT if such information is not fully available on the Closing Date, Seller shall furnish the same as soon as thereafter possible, and in any event within forty-five (45) days after the later to occur of (y) the Closing Date or (z) the date upon which Seller obtains such information (which obligation shall survive the Closing);

                  (xvi) a certified true and correct copy of the rent roll for the Unit and, to Seller's knowledge, for the Limited Common Areas, in the form of SCHEDULE 11(a)(xi), dated as of a date within ten (10) days of the Closing Date, which rent roll shall identify all of the tenants and other occupants (other than subtenants of tenants) of the Unit and the Limited Common Areas and will accurately set forth as of the date thereof, the information contained therein;

                  (xvii) Subordination, non-disturbance and attornment agreements executed by the tenants in question, sufficient to satisfy Seller's obligations to deliver Approved SNDAs pursuant to SECTION 25(l);

                  (xviii) an estoppel certificate required pursuant to the Unit One Citibank Lease in the form of EXHIBIT X (the "UNIT ONE CITIBANK ESTOPPEL");

                  (xix) tenant estoppel certificates, sufficient, together with the estoppel certificate referred to in SECTION 10(a)(xviii), to satisfy Seller's obligations to deliver estoppel certificates, if any, in SECTION 25(k).

                  (xx) all letters of credit or other non-cash security deposits with respect to the Leases, subject to and in accordance with the provisions of SECTION 6(c);

                  (xxi)   Intentionally Omitted;

                  (xxii)  Intentionally Omitted;

                  (xxiii) Intentionally Omitted;

                  (xxiv) any affidavits, certifications, proofs or similar documents addressing matters reasonably requested by the Title Insurer in connection with the Closing or the issuance of title insurance to Purchaser; and

                  (xxv) such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement in accordance with the terms of this Agreement.

         (b) PURCHASER'S DELIVERIES. Purchaser shall, pursuant to the provisions of this Agreement, deliver or cause to be delivered to Seller on the Closing Date the following items:

                  (i) the Purchase Price (as adjusted in accordance with the provisions of this Agreement);

                  (ii) a duly executed and sworn Certificate by Purchaser's managing member certifying that the members of Purchaser have duly authorized the within transaction and an executed and acknowledged incumbency certificate or its equivalent certifying to the authority of the Persons to execute the documents to be delivered by such entity on the Closing Date;

                  (iii) a certified copy of a certificate of incorporation or other appropriate formation document of Purchaser;

                  (iv) a certificate of Good Standing for Purchaser from the Secretary of State or other appropriate official of the State of Purchaser's formation and the State of New York;

                  (v) a subordination, non-disturbance and attornment agreement among the Board of Managers, Purchaser's Affiliate, as the owner of Citigroup Center Office Unit Two, and Citibank, N.A. in the form of Exhibit P-1 to that certain lease between Purchaser's Affiliate, as the owner of Citigroup Center Office Unit Two and Citibank, N.A. (as tenant) (the "CITIBANK SNDA");

                  (vi) that certain Unit Owner Consent and Recognition Agreement among Purchaser, Purchaser's Affiliate and Citibank, N.A. in the form of Exhibit P-2 to that certain lease between Purchaser's Affiliate (as owner of Citigroup Center Office Unit Two) and Citibank, N.A. (as tenant);

                  (vii)   the Unit One Citibank Lease Amendment;

                  (viii)  the Limited Common Area License Agreement;

                  (ix) a certificate, dated as of the Closing Date, stating that the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date;

                  (x) Approved SNDAs referred to in SECTION 25(l) duly executed by Purchaser and its mortgage lenders or if Purchaser's mortgage lenders fail or refuse to execute such Approved SNDAs, Purchaser shall return to Seller such Approved SNDAs (in which case Purchaser, and not Seller, shall be solely liable for any related issues raised by tenants who had executed Approved SNDAs or any other consequences of the failure to obtain fully executed Approved SNDAs at the Closing); and

                  (xi) such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement in accordance with the terms of this Agreement.

         (c) DOCUMENTS JOINTLY EXECUTED BY SELLER AND PURCHASER: Seller and Purchaser shall each execute and deliver the following documents:

                  (i) the City Transfer Tax and State Transfer Tax returns provided for in SECTION 9(b) (collectively, the "TRANSFER TAX FORMS"), to be delivered to the Title Insurer;

                  (ii) a Master Assignment and Assumption Agreement in the form of EXHIBIT Y;

                  (iii)   Intentionally Omitted;

                  (iv)    Intentionally Omitted;

                  (v)     Intentionally Omitted;

                  (vi) an assignment and assumption of the Leases in the form of EXHIBIT R;

                  (vii) an assignment and assumption of the Construction Contracts in the form of EXHIBIT S;

                  (viii) an assignment and assumption of all other Contracts that are assignable by their respective terms that have not theretofore been terminated pursuant to the terms of this Agreement in the form of EXHIBIT T;

                  (ix)    the documentation necessary to comply with SECTION
         9(d);

                  (x)     Intentionally Omitted;

                  (xi)    the Lighting Easement; and

                  (xii) such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.

         11. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS.

         (a) REPRESENTATIONS AND WARRANTIES BY SELLER. Seller hereby represents, warrants and covenants to Purchaser as of the date hereof that:

                  (i) Seller is a corporation, duly organized, validly existing under the laws of the State of Delaware;

                  (ii) Seller has the legal right, power and authority to enter into this Agreement and perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Seller of its obligation hereunder, (x) has been duly authorized, and
         (y) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational and governance documents or any law, statute, rule or regulation, or order, judgment, writ, injunction or decree of any court or governmental instrumentality, or any contract, agreement or instrument to which it is a party or by which it is bound, or to which it or any portion of its property is subject, and (z) will not require the consent, approval, authority or order of any court or governmental agency that has not been previously obtained in writing or delivered to Purchaser;

                  (iii) there is no litigation, and there are no governmental or administrative proceedings or arbitrations presently pending or threatened in writing with respect to the Unit or, to Seller's Knowledge, the Condominium, that if successful could adversely affect the rights or obligations of Seller or Purchaser to the Unit, including its interest in the Common Elements (exclusive of the proceedings, if any, set forth on SCHEDULE 11(a)(iii)). Purchaser shall have no liability under, or any obligation to pursue, such litigation or proceedings, except to the extent required under SECTION 8A;

                  (iv) Seller has not received written notice of any pending condemnation, eminent domain or similar proceedings with respect to the Unit, except for the proceedings described on SCHEDULE 11(a)(iv), and to Seller's Knowledge, no such proceedings are threatened or contemplated. Seller has received no written notice of any plan, study or effort by any governmental authority or agency that in any way adversely affects or would adversely affect the present use or zoning of the Unit, except as may be set forth in SCHEDULE 11(a)(iv), and to Seller's Knowledge no such plans, study or effort is being contemplated;

                  (v) there are no unrecorded rights of first offer to purchase, rights of first refusal to purchase, purchase options or similar purchase rights or contractually required consents to transfer pertaining to the Unit which would be breached by this Agreement or the consummation of the transactions provided for herein;

                  (vi) the fixtures, furniture, furnishings, equipment, machinery and other personal property attached to, appurtenant to or located in the Unit (other than personal property owned or leased by tenants or the property manager of the Unit) have been fully paid for and are owned by Seller free and clear of all liens and encumbrances;

                  (vii) there are no direct employees of Seller working at the Unit (including security personnel) whose employment will be required to be transferred to Purchaser as a result of the transactions contemplated by this Agreement;

                  (viii) to Seller's Knowledge, all monetary obligations with respect to the installation of any utilities servicing the Unit, including all connection, hook-up and tap fees, have been satisfied. Seller has received no written notice of any default with respect to any of its obligations concerning such utilities. Seller has not received notice, and to Seller's Knowledge there are no threats, of any curtailment of utility services to the Unit or any part thereof;

                  (ix) a true and complete list of the Protest Proceedings, if any, and the law firms or consultants representing Seller with respect thereto, and descriptions of the fee arrangements with such law firms and consultants are set forth in SCHEDULE 11(a)(ix). Seller has not received any notice of any increase in the assessed valuation of the Unit (as it pertains to real, personal or other taxes payable with respect to the Unit) or the real estate or personal property taxes payable in respect thereof. There are no special assessments outstanding with regard to the Unit;

                  (x) SCHEDULE 11(a)(x)(1) contains a true and complete description of the Existing Leases and SCHEDULE 11(a)(x)(2) contains a true and complete description of the Contracts. Seller has delivered, or otherwise made available, to Purchaser true and complete copies of all documents comprising the Existing Leases and the Contracts and all other reports, information and correspondence relating to the Unit in the possession of Seller and/or any property manager retained by Seller for the management of the Unit, including books and records, tenant files, budgets and third-party reports. Prior to the Closing Date, Seller shall use reasonable efforts to deliver, or to make available to Purchaser, copies of documents in its files or in the files of any property manager retained by Seller for the management of the Unit, reports, information and correspondence related to the operation of the Condominium. Seller acknowledges and agrees that Purchaser shall have the right to cause Seller to terminate, effective as of the Closing Date, any Contracts designated by Purchaser in a written notice given to Seller not less than forty (40) days prior to the Closing PROVIDED THAT such Contracts may, by their terms, be terminated on thirty (30) days' notice or less. Purchaser acknowledges that certain of the Contracts described in SCHEDULE 11(a)(x)(2) are not by their terms assignable, or will automatically terminate upon the effectuation of the transactions described herein and in the Unit Two Contract Assignment and Assumption Agreement;

                  (xi) the rent roll attached hereto as SCHEDULE 11(a)(xi) is true and complete in all material respects as of the date hereof. To Seller's Knowledge, there exists no uncured material default under any Lease on the part of any tenant except for past due rents specified on
         SCHEDULE 11(a)(xi). All security or other deposits paid prior to the date hereof with respect to the Leases are accurately specified on
         SCHEDULE 11(a)(xi). Except as disclosed on SCHEDULE 11(a)(xi), Seller has not received any written notice in which any tenant has asserted any defense, setoff or counterclaim with respect to its tenancy or its obligations under its Lease;

                  (xii) there are no Leasing Commissions or Tenant Allowances now or hereafter payable by the landlord of the Unit with respect to the current or any renewal term of, or the exercise of expansion rights by tenants under, or upon the failure by any tenant to exercise any option to cancel, any of the Leases other than those set forth on SCHEDULES 6(f)(i) and 6(f)(ii). There are no written promises, understandings or commitments in effect with respect to the leasing, occupancy or ownership of the Unit other than those contained in the Leases and written agreements with respect to the Leasing Commissions;

                  (xiii) Seller has not received any written notice with respect to a default by Seller under any of the Existing Leases, the Contracts or the Condominium Declaration except as disclosed in
         SCHEDULE 11(a)(xi) or SCHEDULE 11(a)(iii), and, to Seller's Knowledge, Seller is not in default under any of the foregoing;

                  (xiv) none of the Leases or rents thereunder has been, or at the time of Closing will have been, assigned, pledged, hypothecated or otherwise encumbered by Seller. Except as set forth on SCHEDULE 11(a)(xiv), no rent has been, or at the time of Closing will have been, prepaid under any of the Leases;

                  (xv) SCHEDULE 11(a)(xv) contains a list of all insurance policies (other than title insurance policies) currently maintained by Seller with respect to the Unit;

                  (xvi)   Seller is not a "foreign person" within the meaning of
         Section 1445(f)(3) of the Internal Revenue Code of 1986;

                  (xvii) this Agreement constitutes, and when duly executed and delivered by Seller, any and all documents, instruments and agreements contemplated hereunder to be executed and delivered by Seller will constitute, the valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy laws and other laws or equitable principles affecting the rights of contracting parties generally;

                  (xviii) to Seller's Knowledge, Seller has not received any written notice with which it has not complied, from any governmental entity or agency having jurisdiction over the Unit to the effect that the improvements comprising the Unit or the present use of the Unit fail to comply, in any material respect, with any applicable legal requirements with regard to the use and occupancy thereof (including zoning and building laws and ordinances, environmental protection laws and other similar rules, regulations and orders of any governmental entity or agency having jurisdiction over the Unit) or with any requirements with respect to any building, occupancy or other permit, license or approval of any such governmental entity or agency with respect to the Unit except as set forth in SCHEDULE 11(a)(xviii)(1). To Seller's Knowledge, SCHEDULE 11(a)(xviii)(2) contains a complete list of all zoning, use or similar agreements between Seller and any governmental or quasi-governmental entities or agencies that affect the Unit or the Common Elements or any portion of either of them;

                  (xix) to Seller's Knowledge, all licenses, permits and approvals, if any, necessary in connection with the use or occupancy of the Unit (other than licenses, permits and approvals for which tenants or the Board of Managers are responsible) have been, and at the time of Closing will have been, obtained and are, and will then be, in full force and effect;

                  (xx) no unused transferable development rights appurtenant to the Unit have been assigned or transferred to any other Person by Seller; and

                  (xxi) Seller does not have any ownership interest in any building systems or equipment located in the Common Elements other than such interests as may have been created pursuant to the Master License Agreement or the Systems Agreement.

         (b) REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser hereby represents, warrants and covenants to Seller as of the date hereof that:

                  (i) Each of Purchaser and Purchaser's Affiliate is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Neither Citibank, N.A. nor any of its affiliates has any ownership or equity interest in Purchaser or Purchaser's Affiliate (other than as may result from a foreclosure or assignment in lieu of foreclosure following a default under any mezzanine financing provided by Citibank, N.A. structured as a loan). Allied Partners Inc. and/or members of the Hadar family (or trusts for the benefit of such family members) are now and at Closing (or following the closing of the property for which the Unit and Unit Two are being exchanged) will be affiliates of, and/or members of, entities that have a direct or indirect interest in Purchaser and Purchaser's Affiliate;

                  (ii) Purchaser has the legal right, power and authority to enter into this Agreement and perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder, (x) has been duly authorized, and (y) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational and governance documents or any law, statute, rule or regulation, or order, judgment, writ, injunction or decree of any court or governmental instrumentality, or any contract, agreement or instrument to which it is a party or by which it is bound, or to which it or any portion of its property is subject, and (z) will not require the consent, approval, authority or order of any court or governmental agency that has not been previously obtained in writing or delivered to Seller;

                  (iii) this Agreement constitutes, and when duly executed and delivered by Purchaser, any and all documents, instruments and agreements contemplated hereunder to be executed and delivered by Purchaser will constitute, the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy laws and other laws or equitable principles affecting the rights of contracting parties generally; and

                  (iv) Purchaser is not aware, after due investigation, of any fact or condition (or absence of any fact or condition) that would make any representation or warranty made by Seller herein untrue, inaccurate or incomplete in any material respect.

         (c) REPRESENTATIONS NOT CONDITIONS TO CLOSING. The representations and warranties set forth in this SECTION 11 and all other representations and warranties contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except to the extent any such representations and warranties expressly relate to an earlier date and with such changes as are permitted under, or result by reason of the effect of, this Agreement); it being agreed, however, that if any of such representations and warranties shall not be true and correct in all material respects as of the Closing Date, same shall not (except to the extent otherwise provided herein) be conditions precedent to closing the transactions contemplated herein (and the parties shall continue to be absolutely and unconditionally obligated to consummate the transactions contemplated under this Agreement), but the non-breaching party's sole rights and remedies with respect to such breach shall be as set forth in the succeeding subsection. If Purchaser determines that any representation or warranty made by Seller is inaccurate, misleading or incomplete in any respect or could otherwise provide the basis for a Breach Claim, Purchaser shall inform the Seller of the same within ten (10) days of making such determination, or the related Breach Claim shall be deemed waived.

         (d) DAMAGES FOR BREACH OF REPRESENTATIONS. In the event of a material breach with respect to any representation or warranty made by Seller or Purchaser under this Agreement, the non-breaching party shall be entitled to pursue a claim with respect to such breach if and only if (i) the non-breaching party treats such claim as a Breach Claim, files and serves upon the breaching party a statement of claim in arbitration setting forth with particularity the details of such claim, the damages alleged and detailed information supporting the same prior to the expiration of the applicable Survival Period for the representation in question, (ii) the non-breaching party diligently pursues Expedited Arbitration in respect of such Breach Claim until resolution of such Breach Claim, and (iii) the liability and losses arising out of such Breach Claim, when aggregated with all other breaches, if any, of representations and warranties by the same party under this Agreement, and in the case of Seller, pursuant to Seller's Certificate, shall exceed $2,000,000. Notwithstanding the foregoing, if the rent roll attached hereto as part of SCHEDULE 11(a)(xi) overstates the rent actually due under one or more leases, Seller shall be liable to Purchaser for the net present value (assuming a discount rate of 7.1%) of the difference by which the rent roll overstates such rental amounts, PROVIDED THAT in the aggregate such overstatements (after giving credit for all understatements of the rent actually due under one or more leases) have a net present value equal to or in excess of $200,000; PROVIDED FURTHER THAT Purchaser gives written notice of any such overstatement, which notice must contain a reasonably detailed description of the facts giving rise to the assertion of an overstatement prior to the date that is the first anniversary of the Closing Date. "SURVIVAL PERIOD" shall mean: with respect to the representations and warranties in SECTIONS 11(a)(i), (ii), (xvi) and (xvii) and 11(b)(i), (ii),
(iii) and (iv) a period without expiration, and with respect to all other representations and warranties, a period of one (1) year commencing on the Closing Date. The provisions of this SECTION 11(d) shall survive the Closing.

         (e) NET WORTH. During the period commencing on the Closing Date and ending on the day preceding the first anniversary of the Closing Date, Seller shall maintain a net worth of not less than $30,000,000 in cash or other liquid assets (the "INITIAL MINIMUM NET WORTH"). If prior to the expiration of the Survival Period for any representation made by Seller herein, Purchaser asserts a Breach Claim against Seller with respect to such representation and the liability and losses with respect thereto, when aggregated with other Breach Claims against Seller with respect to this Agreement and all Seller's Certificates are alleged to exceed $2,000,000, Seller shall, if such Breach Claim remains unsettled as of the expiration of the applicable Survival Period, maintain a net worth comprised of cash or other liquid assets (the "MINIMUM NET WORTH") in an amount equal to the lesser of (i) $30,000,000 or (ii) 125% of the aggregate amount of the alleged Breach Claims then pending, but not less than $1,000,000. Seller shall retain the Minimum Net Worth for a period (the "NET WORTH RETENTION PERIOD") until, with respect to any such Breach Claim, the resolution of such Breach Claim either by (y) agreement of Seller and Purchaser or (z) the decision by the arbitrators with respect to the Breach Claim before them, AND if Seller shall be determined by the arbitrators to be liable for the Breach Claim in question, until the payment to Purchaser of the damages awarded by the arbitrators

(which shall include all reasonable attorneys' fees, costs and expenses of Purchaser related solely to such Breach Claim). The provisions of this SECTION 11(e) shall survive the Closing for a period without expiration.

         (f) LIMITATIONS ON CLAIMS. Purchaser shall not be entitled to assert any claim in respect of a representation set forth in this Contract or any Seller's Certificate if Purchaser knew or should have known (had it conducted its due diligence prudently and in a reasonable manner), on or before the date the representation in question is made, any fact or condition that would have made such representation untrue, inaccurate or incomplete in any material respect. The provisions of this SUBSECTION 11(f) shall survive the Closing for a period without expiration.

         (g) ACKNOWLEDGMENTS OF PURCHASER. Purchaser acknowledges and agrees for the benefit of Seller that:

                  (i) EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT OR IN ANY AGREEMENT OR INSTRUMENT EXECUTED AND DELIVERED BY SELLER TO PURCHASER CONTEMPORANEOUSLY HEREWITH, INCLUDING BUT NOT LIMITED TO REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 11 OF THIS AGREEMENT AND THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE UNIT DEED (HEREINAFTER COLLECTIVELY REFERRED TO IN THIS SECTION 11(G) AS THE "SURVIVING REPRESENTATIONS"), SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE UNIT, AND PURCHASER AGREES TO ACCEPT THE UNIT "AS IS, WHERE IS, WITH ALL FAULTS". WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE OR ANY OTHER DISCLAIMER SET FORTH HEREIN, SELLER AND PURCHASER HEREBY AGREE THAT, EXCEPT FOR THE SURVIVING REPRESENTATIONS, SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO (A) THE NATURE OR CONDITION, PHYSICAL OR OTHERWISE, OF THE UNIT OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OR THE ABSENCE OF REDHIBITORY OR LATENT VICES OR DEFECTS IN THE UNIT, (B) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE IMPROVEMENTS OR THE STATE OF REPAIR OR LACK OR REPAIR OF ANY OF THE IMPROVEMENTS, (C) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS, (D) THE SOIL CONDITIONS, DRAINAGE CONDITIONS, TOPOGRAPHICAL FEATURES, ACCESS TO PUBLIC RIGHTS-OF-WAY, AVAILABILITY OF UTILITIES OR OTHER CONDITIONS OR

         CIRCUMSTANCES WHICH AFFECT OR MAY AFFECT THE UNIT OR ANY USE TO WHICH THE UNIT MAY BE PUT, (E) ANY CONDITIONS AT OR WHICH AFFECT OR MAY AFFECT THE UNIT WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENT POTENTIAL OR OTHERWISE, (F) THE AREA, SIZE, SHAPE, CONFIGURATION, LOCATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES OR VALUE OF THE UNIT OR ANY PART THEREOF, (G) THE NATURE OR EXTENT OF TITLE TO THE UNIT, OR ANY EASEMENT, SERVITUDE, RIGHT-OF-WAY, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE THAT MAY AFFECT TITLE TO THE UNIT, (H) ANY ENVIRONMENTAL, GEOLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE UNIT, INCLUDING BUT NOT LIMITED TO, THE PRESENCE OR ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCE ON, IN, UNDER OR ADJACENT TO THE UNIT, (I) THE COMPLIANCE OF THE UNIT OR THE OPERATION OR USE OF THE UNIT WITH ANY APPLICABLE RESTRICTIVE COVENANTS, OR WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY ZONING LAWS OR REGULATIONS, ANY BUILDING CODES, ANY ENVIRONMENTAL LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. SECTION 12101 ET SEQ.). THE PROVISIONS OF THIS SECTION 11(G) SHALL BE BINDING ON PURCHASER AND SHALL SURVIVE THE CLOSING.

                  (ii) PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE UNIT, AND THE EXISTING LEASES, THE CONTRACTS AND OTHER MATERIALS (INCLUDING TITLE MATERIALS AND FINANCIAL REPORTS) RELATING TO THE UNIT THAT PURCHASER DEEMED NECESSARY TO INSPECT AND REVIEW IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND PURCHASER HAS RETAINED SUCH ENVIRONMENTAL CONSULTANTS, STRUCTURAL ENGINEERS AND OTHER EXPERTS AS IT DEEMED NECESSARY TO INSPECT THE UNIT AND REVIEW SUCH MATERIALS. PURCHASER IS RELYING ON ITS OWN INVESTIGATION AND THE ADVICE OF ITS EXPERTS REGARDING THE UNIT, AND UPON ITS REVIEW OF EXISTING LEASES, CONTRACTS, AND OTHER MATERIALS, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES OF SELLER (OTHER THAN THE SURVIVING REPRESENTATIONS). PURCHASER ACKNOWLEDGES THAT SELLER MAKES ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, REPORTS OR OTHER MATERIALS DELIVERED TO PURCHASER EXCEPT AS

         MAY BE EXPRESSLY SET FORTH IN THE SURVIVING REPRESENTATIONS.

         12. CONDITIONS PRECEDENT TO CLOSING.

         (a) The obligation of Purchaser to consummate the transactions hereunder shall be contingent upon (i) Seller's delivery of the documents and instruments required to be delivered by Seller pursuant to SECTIONS 10(a) and 10(c), (ii) the simultaneous closing of the transactions described in the Unit Two Contract Assignment and Assumption Agreement, PROVIDED THAT if Seller or Citibank, N.A. elects to postpone the closing of the transactions described in the Unit Two Contract Assignment and Assumption Agreement beyond July 9, 2001, then Purchaser shall, within ten (10) business days of receipt of notice of such election, have the right to terminate this Agreement and receive a return of the Deposit and PROVIDED FURTHER THAT the failure of Purchaser's Affiliate to perform with respect to the transactions contemplated in the Unit Two Assignment and Assumption Agreement shall not excuse Purchaser's performance hereunder or otherwise form the basis of any claim by Purchaser that there is a failure of a condition precedent to the Closing of the transactions contemplated in this Agreement (unless the failure of Purchaser's Affiliate is directly and solely caused by (y) the default of either Seller, as assignor pursuant to the terms of the Unit Two Contract Assignment and Assumption Agreement, or (z) the default by seller under the Unit Two Contract pursuant to the terms of the Unit Two Contract or its failure to convey title as set forth in such contract), and
(iii) Seller not being the subject of any pending voluntary or involuntary reorganization, liquidation, receivership or other insolvency proceedings under any federal, state, foreign or local bankruptcy, insolvency, liquidation, reorganization or similar type laws.

         (b) The obligation of Seller to consummate the transactions hereunder shall be contingent upon (i) Purchaser's delivery of the Purchase Price and the documents and instruments required to be delivered by Purchaser pursuant to SECTIONS 10(b) and 10(c), (ii) the simultaneous closing of the transactions under the Unit Two Contract Assignment and Assumption Agreement (including the assignment of the Unit Two Contract to Purchaser's Affiliate; PROVIDED THAT the failure of Purchaser's Affiliate to close such transaction shall not excuse Purchaser's performance hereunder and shall not form the basis of any claim or assertion by Purchaser of a failure of a condition precedent to Closing, unless the failure of Purchaser's Affiliate is directly and solely caused by (y) the default of either Seller, as assignor pursuant to the terms of the Unit Two Contract Assignment and Assumption Agreement, or (z) the default by seller under the Unit Two Contract pursuant to the terms of the Unit Two Contract or its failure to convey title as set forth in such contract, and (iii) Purchaser not being the subject of any pending voluntary or involuntary reorganization, liquidation, receivership or other insolvency proceedings under any federal, state, foreign or local bankruptcy, insolvency, liquidation, reorganization or similar type laws.

         (c) Each of Seller and Purchaser expressly acknowledges and agrees that, subject to satisfaction of the conditions set forth in SUBSECTIONS 12(a) and 12(b), and subject to the provisions of SECTIONS 16, 17 and 18, (i) it is absolutely and unconditionally obligated to fulfill its respective obligation to convey and acquire the Unit in the manner contemplated by this Agreement, (ii) it is absolutely and unconditionally obligated to otherwise close the transactions in the time and manner contemplated by this Agreement and (iii) this Agreement is not subject to any conditions or contingencies. Without limiting the generality of the foregoing and notwithstanding any mention of Purchaser's lender or lenders in this Agreement, Purchaser's obligations hereunder shall not under any circumstances be contingent on Purchaser obtaining financing or any lender or investor funding all or any portion of the Purchase Price or other sums, whether due hereunder or otherwise.

         13. CLOSING DATE.

         (a) The Closing Date shall be a date mutually satisfactory to the parties but not later than March 14, 2001, TIME BEING OF THE ESSENCE in any and all circumstances. Without limitation of the immediately preceding sentence, the Closing Date may be postponed (i) by Purchaser by written notice made to Seller on or before February 21, 2001, to March 20, 2001, TIME BEING OF THE ESSENCE, unless Purchaser exercises its further extension rights as set forth in SECTION 13(b), in which case, the Closing Date may be postponed in accordance with
SECTION 13(b), (ii) by Seller if the closing under the Unit Two Contract is postponed pursuant to Section 16(b) of such Contract or otherwise (subject to the limitations set forth in SECTION 12(a)(ii)), or (iii) by Seller, if in the exercise of Seller's reasonable judgment, it determines that it will be unable to satisfy the Mandatory Estoppel Condition by the Closing Date, to a date not later than April 30, 2001 (the "OUTSIDE CLOSING DATE"); PROVIDED, HOWEVER, that if the Closing Date had theretofore been adjourned by Seller pursuant to this CLAUSE (iii), Seller shall have the right on not less than fifteen (15) business days prior written notice to accelerate the Outside Closing Date to a date specified in such notice that is not earlier than March 20, 2001 (or to such later date to which Purchaser may have theretofore postponed the Closing Date). Under no circumstances shall Seller be obligated to postpone the Closing Date if Seller determines that it is or may be unable to satisfy the Mandatory Estoppel Condition on or before the Closing Date.

         (b) If Purchaser exercised its right to postpone the Closing Date pursuant to SECTION 13(a)(i), Purchaser may, by written notice made not later than February 27, 2001 and the indefeasible payment to Seller of an extension fee of $100,000, postpone the Closing Date to March 27, 2001, TIME BEING OF THE ESSENCE, except as expressly set forth below. If Purchaser properly exercised its right to postpone the Closing Date in accordance with the immediately preceding sentence, Purchaser may, by written notice made not later than March 6, 2001 and the indefeasible payment to Seller of an additional extension fee of $250,000, postpone the Closing Date to April 25, 2001, TIME BEING OF THE ESSENCE. Seller shall be entitled to retain the aforementioned extension fees whether or not the Closing actually occurs, the parties agreeing that such fees represent fair and adequate consideration paid for Seller's Agreement to permit Purchaser to postpone the Closing.

         (c) The Closing of the transactions contemplated hereby shall take place at 10:00 A.M. on the Closing Date, at (i) Seller's option, either at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York 10022, of the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 or (ii) if required by Purchaser's lender, if any, at the offices of such Purchaser's lender or such lender's counsel in Midtown Manhattan.

         14. VIOLATIONS.

         (a) Except as provided in SECTION 14(b), all notices of violations of laws or governmental ordinances, rules, regulations, orders or requirements (collectively, "LAWS") issued by any governmental authority having jurisdiction over the Unit and that relate to the period of time prior to the Closing Date shall be the responsibility of Seller irrespective of whether or not notices of such violations are issued or noted prior to the Closing Date and irrespective of whether or not actually received by Seller prior to the Closing Date. Any such notices of violations that are actually received by Seller prior to the Closing Date shall be removed or complied with by Seller on or before the Closing Date. Notwithstanding the foregoing provisions of this SECTION 14(a) to the contrary, if such removal or compliance has not been completed on or before the Closing Date, Seller may elect to either (i) deliver an undertaking to Purchaser at Closing to diligently cause such violations to be removed post-Closing or (ii) pay to Purchaser at the Closing (or credit Purchaser at Closing as an adjustment to the Purchase Price payable to Seller pursuant to
SECTION 3 of this Agreement) an amount sufficient, in the reasonable judgment of Seller and Purchaser, to pay for the performance of the work and provision of the materials necessary to effect or complete such removal or compliance, and upon Seller making such payment or giving such credit, Purchaser shall be required to accept title to the Unit subject to such notices of violations and (except for notices of violations of Laws that are issued by any governmental authority having jurisdiction over the Unit and that relate to the period of time prior to the Closing Date but are not actually received by Seller prior to the Closing Date) Seller shall have no further obligation to remove or comply with such notices of violations. Purchaser shall deliver to Seller copies of any notices of violations of Laws that are issued by any governmental authority having jurisdiction over the Unit that are received by Purchaser after the Closing Date but that relate to the period of time prior to the Closing Date and Seller shall, subject to the provisions of this SECTION 14, diligently cause such notices to be removed or complied with.

         (b) Notwithstanding anything in this SECTION 14 to the contrary, Seller shall not be obligated to remove or comply with any notices of violations to the extent such notices relate to any of the following violations:

                  (i) Any violation that is the obligation of any tenant or other occupant under a Lease in effect at the Closing to remedy, it being understood that, until the Closing Date, Seller shall use commercially reasonable good faith efforts to cause such tenant or other occupant to remedy the same; and

                  (ii) Any violations relating to the sidewalks abutting Citigroup Center or relating to the Common Elements (except to the extent that such violations relate to matters within the reasonable control of Seller PROVIDED THAT Purchaser cooperates with Seller in connection therewith to the extent reasonably requested by Seller), it being understood that, until the Closing Date, Seller shall use its commercially reasonable good faith efforts to cause the Board of Managers to remedy or commence to remedy the same.

Purchaser shall accept title to the Unit subject to all violations not required to be removed pursuant to this SECTION 14.

         (c) The provisions of this SECTION 14 shall survive the Closing for a period of two (2) years.

         15. NOTICES.

         All notices, demands, requests, approvals or other communications ("NOTICES") required to be given or that may be given hereunder shall be in writing and shall be given by personal delivery with receipt acknowledged or by United States registered or certified mail, return receipt requested, postage prepaid or by FedEx or other reputable national overnight courier service, and shall be deemed given when received or refused at the following addresses:

         If to Seller:

               Dai-Ichi Life Investment Properties, Inc.
               399 Park Avenue, 24th Floor
               New York, New York 10022
               Attention: Mr. Hitoshi Yamauchi
                          Senior Vice President

         With copies to:

               O'Melveny & Myers LLP
               One Citigroup Center
               153 East 53rd Street
               New York, New York 10022
               Attention: Jacqueline A. Weiss, Esq.

         and

               LaSalle Investment Management, Inc.
               399 Park Avenue, 24th Floor
               New York, New York 10022
               Attention: Ms. Kim G. Leshman

         If to Purchaser:

               Skyline Holdings LLC
               c/o Allied Partners Incorporated
               770 Lexington Avenue
               New York, New York 10021
               Attention: Mr. Eric D. Hadar

         With copies to:

               Olshan Grundman Frome Rosenzweig & Wolosky LLP
               505 Park Avenue
               New York, New York 10022
               Attention: Eric L. Goldberg, Esq.


Each party may designate a change of address (or additional or substitute parties for notice) by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

         16. CASUALTY.

         (a) If during the Interim Period there shall occur a fire or other casualty resulting in the damage or destruction of fifty percent (50%) or more of the floor space of Citigroup Center (a "MAJOR CASUALTY"), either party shall have the right, exercisable by giving written notice to the other within ten
(10) days after receiving written notice of such fire or other casualty, to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder except such obligations which expressly survive the termination of this Agreement. If either party elects to terminate this Agreement, all agreements with respect to the Unit Two Assignment and Assumption Agreement shall automatically be terminated. If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting all or any part of the Unit or any other portion of Citigroup Center other than a Major Casualty, neither Seller nor Purchaser shall have the right to terminate this Agreement, and in such event, or in the event of a Major Casualty as to which neither party shall have exercised the termination option contained in the first sentence of this SECTION 16(a), then (i) the parties shall proceed to the Closing without reduction of or offset against any amounts payable hereunder or any other claim against the other, (ii) at the Closing, Seller shall (y) pay over to Purchaser the proceeds of any insurance collected by Seller less the amount of all costs incurred by Seller in connection with the repair of such damage or destruction, all of which costs incurred by Seller shall be a Purchaser Consent Action and
(z) assign and transfer to Purchaser, subject to the terms of the Condominium Declaration, all right, title and interest of Seller in and to any uncollected insurance proceeds that Seller may be entitled to receive from such damage or destruction, and (iii) the parties hereto shall cooperate in all reasonable respects in order to effectuate such intent. The provisions of this SECTION 16 shall survive the Closing for a period without expiration.

         (b) The parties hereto expressly intend that the provisions of this
SECTION 16 and not Section 5-1311 of the New York General Obligations Law shall govern in the event of a fire or other casualty.

         17. CONDEMNATION.

         (a) If, between the date hereof and the Closing, fifty percent (50%) or more (measured by square footage) of the floor space of Citigroup Center shall be subject to a permanent taking or appropriation for public or quasi-public use under the power of eminent domain or a condemnation proceeding (a "MAJOR CONDEMNATION"), each of Purchaser and Seller shall have the right, exercisable by giving written notice to the other within ten (10) days after receiving written notice of such taking or appropriation, to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder except such obligations which expressly survive the termination of this Agreement. If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would result in the taking of all or any portion of the Unit, or any other portion of Citigroup Center other than a Major Condemnation, neither Seller nor Purchaser shall have the right to terminate this Agreement. In such event, or in the event of a Major Condemnation as to which neither party shall exercise the termination option contained in the first sentence of this subsection, then (i) the parties shall proceed to the Closing without reduction of or offset against any amounts payable hereunder or any other claim against the other, (ii) at the Closing, Seller shall assign and turn over, and Purchaser shall be entitled to receive and keep any condemnation proceeds in respect thereof, subject to the terms of the Condominium Declaration, and (iii) the parties hereto shall cooperate in all reasonable respects in order to effectuate such intent. The provisions of this SECTION 17 shall survive the Closing for a period without expiration.

         (b) The parties hereto expressly intend that the provisions of this
SECTION 17 and not Section 5-1311 of the New York State General Obligations Law, shall govern in the event of a taking.

         18. REMEDIES.

         (a) If on or prior to the Closing Date, (i) Purchaser is in default of any of its material obligations hereunder, or (ii) the Closing otherwise fails to occur by reason of Purchaser's failure or refusal to perform its obligations hereunder in a prompt and timely manner or Purchaser's Affiliate's failure or refusal to perform its obligations under the Unit Two Assignment and Assumption Agreement in a prompt and timely manner, then Seller may elect to either (y) terminate this Agreement by written notice to Purchaser, or (z) proceed to close the transactions contemplated herein. If this Agreement is so terminated, then Seller shall be entitled to the Deposit and may request that Escrow Agent deliver the Deposit to Seller pursuant to the terms of SECTION 24, whether held as cash or as a Letter of Credit, as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any Section herein that expressly provides that it survives the termination of this Agreement.

         (b) If at the Closing, (i) Seller is in default of any of its material obligations hereunder, or (ii) the Closing otherwise fails to occur by reason of Seller's failure or refusal to perform its obligations hereunder in a prompt and timely manner, then Purchaser may elect, as its sole and exclusive remedy, to
(x) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Purchaser, (y) waive the condition or event in question and proceed to close the transactions contemplated herein, or (z) seek specific performance of the condition of event in question. As a condition precedent to Purchaser exercising any right it may have to bring an action for specific performance hereunder, Purchaser must commence such an action within thirty (30) days after the occurrence of Seller's default. Purchaser agrees that its failure to timely commence such an action for specific performance within such thirty (30) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendancy of action or similar notice against any portion of the Unit.

         (c) Nothing in this SECTION 18 shall be deemed to limit the rights and remedies of the parties set forth in SECTION 11(d) for the breach of a representation or warranty, subject to the provisions of SECTION 11(f).

         19. INDEMNITIES.

         (a) SELLER'S INDEMNITY. Seller hereby agrees to indemnify Purchaser and the other Purchaser Indemnified Parties against, and to hold Purchaser and the other Purchaser Indemnified Parties harmless from, all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) asserted against or incurred by Purchaser or any of the other Purchaser Indemnified Parties in connection with or arising out of (i) acts or omissions of Seller or Seller's Representatives, or other matters or occurrences that take place before the Closing and relate to the ownership, maintenance or operation of the Unit that could not be discoverable by a prospective purchaser in the prudent conduct of due diligence in connection with a transaction such as the one contemplated hereby (except to the extent caused by Purchaser's veto of any matter that is submitted to Purchaser as a Purchaser Consent Action) including all losses, costs, damages and expenses incurred by Purchaser and the other Purchaser Indemnified Parties arising from audits performed by current or former tenants of the Unit relating to escalations and pass-throughs charged by Seller prior to the Closing, (ii) a breach of any material representation, warranty or covenant of Seller contained in this Agreement or (iii) the breach of any material representation, warranty or covenant of Seller, as purchaser, contained in the Unit Two Contract. Seller's obligations under this SECTION 19(a) shall survive the Closing for a period of one (1) year. Notwithstanding the foregoing, if a Breach Claim related to a representation made by Seller under this Agreement had been commenced prior to the expiration of the such one (1) year period and is still pending on such date, Seller's obligations with respect solely to the representation underlying the Breach Claim shall survive the Closing until the expiration of the Net Worth Retention Period applicable to such Breach Claim.

         (b) PURCHASER'S INDEMNITY. Purchaser hereby agrees to indemnify Seller and the other Seller Indemnified Parties against, and to hold Seller and the other Seller Indemnified Parties harmless from, all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) asserted against or incurred by Seller or any of the other Seller Indemnified Parties in connection with or arising out of (i) acts or omissions of Purchaser or Purchaser's Representatives, or other matters or occurrences that take place after the Closing and relate to the ownership, maintenance or operation of the Unit, or (ii) a breach of any material representation, warranty or covenant of Purchaser contained in this Agreement. Purchaser's obligations under this SECTION 19(b) shall survive the Closing for a period of one (1) year. Notwithstanding the foregoing, if a Breach Claim related to a representation made by Seller is still pending upon the expiration of such one (1) year period, Purchaser's obligations with respect to its representation in SECTION 11(b)(iv) (or any similar representation in any other document) as the same relates to the Breach Claim shall survive the Closing until the expiration of the Net Worth Retention Period applicable to the Breach Claim in question.

         (c) NOTICE OF CLAIMS TO BE INDEMNIFIED. Whenever in this Agreement it is provided that any party shall indemnify and hold harmless the other party, then, as a condition to such indemnity the terms of this SECTION 19(c) shall apply. The party indemnified shall promptly give written notice to the indemnitor of any claim or demand made upon it is or may be indemnified against. The indemnitor shall have the right to defend against such claim or demand by counsel selected by indemnitor's liability insurer or such other counsel selected by indemnitors, in any case, and reasonably satisfactory to the indemnified party. The indemnified party shall reasonably cooperate with indemnitor, at indemnitor's expense. The indemnified party shall not settle or approve the settlement of any claim without the approval of the indemnitor, which approval shall not be unreasonably withheld or delayed. Any separate counsel retained by the indemnified party shall be at its own expense.

         20. ASSIGNMENT AND RECORDING.

         (a) Except as set forth in the next succeeding sentence, neither this Agreement nor any of the rights or obligations hereunder may be assigned without the prior written consent of the other party hereto, which consent may be withheld in either party's sole discretion. Notwithstanding the foregoing, Seller shall have the right, at any time after the Closing Date, to assign its obligations under this Agreement to any United States Person that is a direct or indirect affiliate of Seller PROVIDED such Person agrees to (i) assume all of Seller's obligations hereunder, (ii) designate a registered agent in New York to receive service of process, and (iii) maintain the requisite Minimum Net Worth for the requisite time period.

         (b) Neither this Agreement nor any memorandum of this Agreement may be recorded without the prior written consent of the parties hereto, which may be withheld in either party's sole discretion.

         21. PROPERTY INFORMATION AND CONFIDENTIALITY.

         (a) Each of Seller and Purchaser (for purposes of this SECTION 21, each a "CONFIDENTIAL PARTY") agrees that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior consent of the other, be disclosed by such Confidential Party or such Confidential Party's Representatives, in any manner whatsoever, in whole or in part, and will not be used by such Confidential Party or such Confidential Party's Representatives, directly or indirectly, for any purpose other than evaluating and consummating the transactions contemplated by this Agreement. Moreover, each Confidential Party agrees that without limitation of any obligation on the part of Purchaser or any Person by or through Purchaser or any so-called "Requestor Party" as set forth in the Confidentiality Agreement, prior to the Closing, the Property Information will be transmitted only to such Confidential Party's Representatives who need to know the Property Information for the purpose of evaluating the transactions contemplated by this Agreement or the financing thereof, and who are informed by such Confidential Party of the confidential nature of the Property Information. The provisions of this SECTION 21 shall in no event apply to Property Information that is a matter of public record and shall not prevent a Confidential Party from complying with any laws or governmental ordinances, rules, regulations, orders or requirements, including governmental regulatory, disclosure, tax and reporting requirements.

         (b) Each of Seller and Purchaser, for the benefit of the other, hereby agrees that between the date hereof and the Closing Date, it will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto, which consent shall not be unreasonably withheld, conditioned or delayed. It is understood that the foregoing shall not preclude Seller or Purchaser from discussing the substance or any relevant details of the transactions contemplated in this Agreement, subject to the terms of SECTION 21(a) and the Confidentiality Agreement, with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent Seller or Purchaser from complying with any laws or governmental ordinances, rules, regulations, orders or requirements, including governmental regulatory, disclosure, tax and reporting requirements.

         (c) Without limitation of anything to the contrary in the Confidentiality Agreement, if this Agreement is terminated, each Confidential Party and such Confidential Party's Representatives shall promptly deliver to the other party to this Agreement all originals and copies of the Property Information referred to in SECTION 21(d)(i) in the possession of such Confidential Party and such Confidential Party's Representatives.

         (d) As used in this Agreement, the term "PROPERTY INFORMATION" shall mean (i) all information and documents in any way relating to the Unit, the operation thereof or the sale thereof (including Leases and Contracts) furnished to, or otherwise made available for review by, a Confidential Party or its Representatives, by the other party to this Agreement, or any of such other party's affiliates, or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by a Confidential Party or such Confidential Party's Representatives containing or based, in whole or in part, on the information or documents described in the preceding CLAUSE (i).

         (e) The provisions of this SECTION 21 shall survive the termination of this Agreement and the Closing.

         22. ERISA.

         Purchaser represents and warrants to Seller that Purchaser is not an employee benefit plan or a governmental plan, or a party in interest of either of such plans, and that the funds being used to acquire the Unit are not plan assets or subject to state laws regulating investment of, and fiduciary obligations with respect to, a governmental plan. As used in this SECTION 22, the terms "employee benefit plan," "party in interest," "plan assets" and "governmental plan" shall have the respective meanings assigned to them in the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated in connection therewith. The representations and warranties contained in this SECTION 22 shall survive the Closing for a period without expiration.

         23. SURVIVAL.

         Except as otherwise expressly provided in this Agreement, no representations, warranties, covenants or other obligations of Seller or Purchaser set forth in this Agreement shall survive the Closing (the last day of any applicable survival period pertaining to any particular representation, warranty, covenant or other obligation set forth in any provision of this Agreement being a "SURVIVAL TERMINATION DATE"), and no action or proceeding based upon any such representation, warranty, covenant or other obligation that survives the Closing shall be commenced after the applicable Survival Termination Date, if any.

         24. ESCROW.

         (a) The Deposit, together with any interest earned thereon, shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

                  (i) Escrow Agent shall invest the Deposit, if converted to cash pursuant to SUBSECTION 24(d)(v)(z), in an interest-bearing account, and shall not commingle the Deposit with any funds of Escrow Agent or others. Escrow Agent shall not be obligated to achieve any particular return on the Deposit nor shall it be liable for any loss as a result of the action or inaction of the depository institution.

                  (ii) If the Closing occurs, Escrow Agent shall deliver the Deposit, if the same is then held as cash, to or upon the instructions of Seller on the Closing Date. If the Deposit is held as a Letter of Credit, then on the Closing Date Escrow Agent shall return the Letter of Credit to Purchaser.

                  (iii) If for any reason the Closing does not occur, Escrow Agent shall deliver the Deposit (and all interest earned thereon if the same is then held in cash) to Seller or Purchaser only upon receipt of a written demand therefor from such party, subject to the following provisions of this SUBSECTION 24(a)(iii) or of SUBSECTION 24(d), as applicable. If for any reason the Closing does not occur and Escrow Agent receives a written demand for payment of the Deposit (and all interest earned thereon if the same is then held in cash) or a written demand for delivery of the Letter of Credit, as the case may be, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to either the proposed payment or the proposed delivery of the Letter of Credit within ten (10) days after the giving of such notice, Escrow Agent is hereby authorized to make such payment or deliver the Letter of Credit to the party making the demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold the Deposit until otherwise directed by written instructions signed by Seller and Purchaser or a final judgment of a court, or may, at its option, deposit the same with a court of competent jurisdiction. If the Closing does not occur by a date that is thirty (30) days or fewer prior to the expiration date of the Letter of Credit and no replacement Letter of Credit has theretofore been delivered to Escrow Agent, Seller shall be entitled to make a written demand upon Escrow Agent (or the court which is holding the Letter of Credit if the same had theretofore been deposited with a court) for delivery of the Letter of Credit for the purposes of drawing upon the same pursuant to SECTION 24(d) and Escrow Agent or such court, as the case may be, shall be entitled to act in accordance with such demand without providing notice thereof to Purchaser.

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

         (b) The parties acknowledge that Escrow Agent (i) may represent Seller in the matters contemplated in this Agreement notwithstanding its acting as an escrow agent, (ii) is acting solely as a stakeholder at the request of the parties and for their convenience, (iii) shall not be deemed to be the agent of either of the parties, and (iv) shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in willful or grossly negligent disregard of this Agreement. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

         (c) Purchaser shall pay any income taxes on any interest earned on and any other income derived from the Deposit. Purchaser's taxpayer identification number is pending. Purchaser shall obtain its taxpayer identification number prior to the Closing and provide the same to Seller and Escrow Agent.

         (d) The Letter of Credit delivered as the Deposit pursuant to SECTION
2.2 shall (i) be delivered to Escrow Agent, (ii) be payable to Seller as beneficiary, (iii) have an expiration date not earlier than June 15, 2001, (iv) be in a face amount of the Deposit, (v) be drawable by Seller upon presentation to the issuer of a writing signed by a duly authorized officer of Seller stating either that (y) the beneficiary is entitled to receipt of the Deposit pursuant to the terms of this Agreement or (z) the Letter of Credit will expire within thirty (30) days of the date on which the drawing is made and no replacement Letter of Credit has been delivered to Escrow Agent, and (vi) shall constitute an irrevocable obligation by the issuer to make payment to Seller in the full amount outstanding under such Letter of Credit upon receipt of a writing described in CLAUSE (v). If Seller draws upon the Letter of Credit in the circumstances described in CLAUSE (z), Seller shall be obligated to deliver the proceeds thereof to Escrow Agent, who, promptly upon receipt, will hold the same as if the Deposit were made in cash pursuant to the terms of this Agreement.

         (e) Escrow Agent has executed this Agreement in the place indicated on the signature pages hereof in order to confirm that Escrow Agent has received the Letter of Credit and shall hold the Letter of Credit until the Closing or demand is made upon Escrow Agent for the Letter of Credit pursuant to this
SECTION 24.

         25. MISCELLANEOUS PROVISIONS.

         (a) ENTIRE AGREEMENT. This Agreement and each of the Exhibits and Schedules, contains all of the terms agreed upon between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect to the matters contained herein. The parties hereto acknowledge that no oral or other agreements, understandings, representations or warranties exist with respect to this Agreement or with respect to the obligations of the parties hereto under this Agreement, except those specifically set forth in this Agreement.

         (b) AMENDMENTS. This Agreement may not be changed, modified or terminated, except by an instrument executed by the parties hereto.

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

         (c) RIGHTS CUMULATIVE; WAIVERS. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of any of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing executed by all of the parties hereto. Failure to exercise or any delay in exercising any of such rights also shall not operate as a waiver or variation of that or any other such right. Defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

         (d) PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         (e) Intentionally Omitted.

         (f) (i) All matters in dispute in respect of this Agreement, all claims of breach of any representation herein that survive the Closing, and any claim against Seller alleging a breach of a representation in a Seller's Certificate shall be resolved by arbitration and commenced by filing and serving upon the party a statement of claim in arbitration setting forth with particularity (A) the details of the claim, (B) the damages alleged and (C) detailed information supporting such damages (any such dispute or claim commenced in such a manner, a "BREACH CLAIM"). The arbitration process and proceeding described in this
SECTION 25(f) is referred to herein as "EXPEDITED ARBITRATION".

                  (ii) If the parties shall not have agreed on a choice of an arbitrator within twenty (20) days after the service of such statement of claim in arbitration, then each party shall, within ten (10) days thereafter appoint an arbitrator, and advise the other party of the arbitrator so appointed. A third arbitrator shall, within ten (10) days following the appointment of the two (2) arbitrators, be appointed by the two arbitrators so appointed or by the AAA, if the two arbitrators are unable, within such ten (10) day period, to agree on the third arbitrator. If either party fails to appoint an arbitrator (herein called the "FAILING PARTY"), the other party shall provide an additional notice to the Failing Party requiring the Failing Party's appointment of an arbitrator within ten (10) days after the Failing Party's receipt thereof. If the Failing Party fails to notify the other party of the appointment of its arbitrator within such ten (10) day period, the appointment of the second arbitrator shall be made by the AAA in the same manner as hereinabove provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder are unable to agree upon such appointment. In the absence, failure, refusal or inability of the AAA to act within twenty (20) days, then either party, on behalf of both, may apply to a Justice of the Supreme Court of New York, New York County, for the appointment of the third arbitrator, and the other party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment on an expedited basis. The three
         (3) arbitrators shall render a resolution of

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

         such dispute or make the determination in question. In the event of the absence, failure, refusal or inability of an arbitrator to act, a successor shall be appointed within ten (10) days as hereinabove provided. Any arbitrator acting under this SECTION 25(f) shall have not less than ten (10) years' continuous experience before the date of appointment relating to the leasing, management or operation of commercial office space in Class A buildings in Manhattan.

                  (iii)   All arbitrators chosen or appointed pursuant to this
         SECTION 25(f) shall (A) be sworn fairly and impartially to perform their respective duties as such arbitrator, (B) not be an employee or past employee or present or past director or partner, consultant or independent contractor of Seller, Purchaser or any of Purchaser's lenders or of any other Person that controls, is controlled by or is under common control with Seller, Purchaser or any of Purchaser's lenders, and (C) in the case of the third arbitrator, never have represented or been retained for any reason whatsoever by Seller, Purchaser or any of Purchaser's lenders or any other Person that controls, is controlled by or is under common control with Seller, Purchaser or any of Purchaser's lenders. Within ninety (90) days after the appointment of such arbitrators, such arbitrators shall determine the matter that is the subject of the arbitration and shall issue a written opinion. The decision of the arbitrators shall be conclusively binding upon the parties, and judgment upon the decision may be entered in any court having jurisdiction. Seller and Purchaser shall each pay
         (1) the fees and expenses of the arbitrator selected by it, and (2) fifty (50%) percent of the fees and expenses of the third arbitrator appointed by the parties' appointed arbitrators or by the AAA. The losing party shall reimburse the prevailing party for the reasonable counsel fees and disbursements incurred by the prevailing party in connection with such arbitration.

                  (iv) Seller and Purchaser agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do waive, any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. For such period, if any, that this agreement to arbitrate and to abide by the decision rendered thereunder.

                  (v) The arbitrators shall, in rendering any decision pursuant to this Section, answer only the specific question or questions presented to them. In answering such question or questions (and rendering their decision), the arbitrators shall be bound by the provisions of this Agreement and, as applicable, the Seller's Certificate in question, and shall not add to, subtract from or otherwise modify such documents.

                  (vi) Judgment may be had on the decision and award of an arbitrator rendered pursuant to the provisions of this Section and may be enforced in accordance with the Laws of the State of New York. The Expedited Arbitration shall be conducted under the rules of the AAA and conducted in New York County.

                  (vii) The provisions of this SECTION 25(f) shall survive the Closing or earlier termination of this Contract for a period without expiration.

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

         (g) GOVERNING LAW. This Agreement shall be governed by the Laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, without regard to principles of conflict of Laws.

         (h) JURISDICTION; VENUE. For the purposes of any suit, action or proceeding involving this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts sitting in New York County in the State of New York and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, PROVIDED THAT a reasonable time for appearance is allowed, and the parties hereto agree that such court shall have exclusive jurisdiction over any such suit, action or proceeding commenced under this Agreement. Each party hereby irrevocably waives any objection that it may have now or hereafter to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in New York County in the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (i) NO THIRD-PARTY BENEFICIARIES. No Person other than the parties hereto (and, to the extent provided herein, the Seller Indemnified Parties and the Purchaser Indemnified Parties) and their respective permitted assignees, if any, shall have any rights or claims under this Agreement. The representations, warranties, covenants and indemnities of each party hereunder shall run to the benefit of the parties hereto (and, to the extent provided herein, the Seller Indemnified Parties and the Purchaser Indemnified Parties) and their respective successors in interest (whether by merger, dissolution, operation of law or otherwise) and permitted assignees, if any.

         (j) FURTHER ASSURANCES; COOPERATION. The parties will execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Unit and for carrying out the intentions or facilitating the consummation of the transactions contemplated by this Agreement. In furtherance thereof, the parties hereto shall cooperate with each other to effectuate the transactions contemplated by this Agreement and to minimize transaction costs. Notwithstanding anything to the contrary contained herein, the obligations of Seller to sell, and Purchaser to purchase, the Unit in accordance with the terms and provisions of this Agreement and to otherwise consummate the transactions contemplated by this Agreement, shall be contingent upon a simultaneous closing of the transactions contemplated in the Unit Two Contract Assignment and Assumption Agreement. The provisions of this subsection shall survive the Closing for a period without expiration.

         (k) TENANT ESTOPPELS. (i) Seller shall deliver to each tenant under a Lease in the Unit a proposed estoppel certificate in the form of its respective Requested Estoppel Form and Seller shall exercise reasonable good faith efforts to cause such tenants to furnish executed Approved Estoppels; PROVIDED, HOWEVER, in no event shall Seller be obligated to obtain executed estoppel certificates from any such tenant except as set forth in the balance of this SECTION 25(k). Seller will use good faith efforts to obtain cooperation from Citibank, N.A. to deliver to each

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

tenant under a lease in Unit Two (other than Citibank, N.A.) a proposed estoppel certificate in the form of its respective Requested Estoppel Form and to exercise good faith efforts to cause such tenants to furnish executed Approved Estoppels; PROVIDED, HOWEVER, that in no event shall Seller be obligated to obtain executed estoppel certificates from any tenant of Unit Two (other than Citibank, N.A.).

                  (ii) As a condition to Closing, (the "MANDATORY TENANT COVERAGE CONDITION"), Seller shall be obligated to (x) deliver (A) the Unit One Citibank Estoppel, (B) a Specific Tenant Estoppel from Citibank, N.A. with respect to its lease for office space in Unit Two to be executed on the Closing Date, the form of which is attached as an Exhibit to the Unit Two Contract, (C) an Approved Estoppel from O'Melveny & Myers, LLP, (D) an Approved Estoppel from Jones Lang LaSalle Management Services, Inc., (E) an Approved Estoppel from Kirkland & Ellis; (F) an Approved Estoppel from A.T. Kearney, Inc., (G) an Approved Estoppel from Ziff Brothers Investments, Inc., and (H) an Approved Estoppel from Schlumberger Limited (the estoppel certificates referred to in CLAUSES (A) through (H), collectively, the "MAJOR TENANT ESTOPPELS"), (y) Approved Estoppels from sufficient tenants of the Unit and Unit Two such that Seller shall have delivered to Purchaser Approved Estoppels, when also taking into account the Major Tenant Estoppels, covering at least 75% of the net rentable square feet in the Building (Approved Estoppels from tenants whose demised premises collectively comprise 75% of the net rentable square feet of the Building inclusive of Major Tenant Estoppels, is the "MANDATORY ESTOPPEL CONDITION"); and (z) Approved Estoppels from other tenants of the Unit and/or Unit Two whose demised premises comprise an additional 10% of the net rentable square footage of the Building; PROVIDED, HOWEVER, that Seller may satisfy all or any part of its obligations under this CLAUSE (Z) by providing Seller's Certificates covering Leases of such other tenants of the Building, as Seller shall determine in its sole discretion. If at any time and from time to time hereafter, Seller receives an Approved Estoppel from any tenant with respect to whose lease a Seller's Certificate was delivered, Seller shall have the right to deliver the same to Purchaser and upon such delivery, such Seller's Certificate shall be automatically void.

                  (iii) If Seller receives from any tenant an executed estoppel reflecting modifications to such tenant's Requested Estoppel Form that might disqualify the certificate as an Approved Estoppel, Seller shall promptly deliver the same to Purchaser. Purchaser shall, within two (2) business days of receipt of any estoppel delivered to it, advise Seller whether such estoppel certificate is acceptable and would therefore constitute an Approved Estoppel or is rejected and shall not be considered an Approved Estoppel. Any rejection of a tenant estoppel certificate as aforesaid shall be done in a writing delivered to Purchaser that briefly describes the reasons for such rejection. If Purchaser does not indicate rejection of an estoppel certificate delivered to it within such two (2) business day period, it will automatically be deemed acceptable and shall constitute an Approved Estoppel.

                  (iv) Purchaser's sole and exclusive remedy for Seller's failure to satisfy the Mandatory Tenant Coverage Condition on or before the Closing Date will be to terminate this Agreement and receive a return of the Deposit. Nothing herein shall limit any rights or remedies Purchaser may have under this Agreement, under applicable Laws or otherwise if it is determined by arbitrators pursuant to Expedited Arbitration that Seller failed to exercise

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

         reasonable good faith efforts to cause tenants to furnish Approved Estoppels pursuant to SECTION 25(k)(i).

                  (v) The provisions of this SECTION 25(k) shall survive the Closing or the earlier termination of this Contract for a period without expiration.

         (l) TENANT SNDAS. Seller shall deliver to each of (i) Citibank, N.A. (in respect of its Lease of space in Unit One), (ii) Citibank, N.A. (in respect of its proposed Lease for office space in Unit Two to be executed on the Closing
Date); (iii) O'Melveny & Myers LLP, and (iv) Jones Lang LaSalle Management Services, Inc., a proposed subordination, non-disturbance and attornment agreement in the form of its respective Requested SNDA Form, and Seller shall exercise reasonable good faith efforts to cause such tenants to furnish their respective Approved SNDAs on or before the Closing Date. Purchaser' sole and exclusive remedy for Seller's failure to deliver Approved SNDAs executed by each of the tenants referred to in this SECTION 25(l) on or before the Closing Date will be to terminate the Contract and receive a return of the Deposit.

         (m) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument and either party hereto may execute this Agreement by signing any such counterpart.

         (n) WAIVER OF TRIAL BY JURY. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.



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                                       55

         IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                                       DAI-ICHI LIFE INVESTMENT
                                       PROPERTIES, INC., Seller



                                       By: /s/ HITOSHI YAMAUCHI
                                          --------------------------------------
                                          Name:  Hitoshi Yamauchi
                                          Title: Senior Vice President



                                       SKYLINE HOLDINGS LLC, Purchaser



                                       By: /s/ ERIC HADAR
                                          --------------------------------------
                                          Name:  Eric Hadar
                                          Title: Authorized Agent

ACKNOWLEDGED AS TO SECTION 24:

ESCROW AGENT:

O'Melveny & Myers LLP

By: /s/ JACQUELINE A. WEISS
   -----------------------------------
   Name:  Jacqueline A. Weiss
   Title: Member

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